                                                                   EXHIBIT 10.30

================================================================================

                                 LOAN AGREEMENT

             -------------------------------------------------------

                     AH BATTERY PARK OWNER, LLC, as borrower

                     KG MISSOURI-CC OWNER, LLC, as borrower

                       AH ILLINOIS OWNER, LLC, as borrower

                    AH NORTH CAROLINA OWNER, LLC, as borrower

                    AH OHIO-COLUMBUS OWNER, LLC, as borrower

                             GUARANTY BANK, as agent

                                       and

                      THE LENDERS NAMED HEREIN, as lenders

             -------------------------------------------------------

                                  $182,000,000

                                 March 30, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page
LOAN AGREEMENT..................................................................................................     1

ARTICLE I - Definitions and References..........................................................................     1
   1.1.       Defined Terms.....................................................................................     1
   1.2.       Exhibits and Schedules; Additional Definitions....................................................    15
   1.3.       Amendment of Defined Instruments..................................................................    15
   1.4.       References and Titles.............................................................................    16
   1.5.       Calculations and Determinations...................................................................    16
   1.6.       Joint Preparation; Construction of Indemnities and Releases.......................................    16
   1.7.       Roles and Responsibilities........................................................................    16
   1.8.       Payments of Individual Borrowers..................................................................    17

ARTICLE II - The Loans..........................................................................................    17
   2.1.       Commitments to Lend...............................................................................    17
   2.2.       Repayment.........................................................................................    17
   2.3.       Use of Proceeds...................................................................................    17
   2.4.       Modification Fees.................................................................................    17
   2.5.       Fees..............................................................................................    17
   2.6.       Interest..........................................................................................    18
   2.7.       Default Rate; Late Charge.........................................................................    18
   2.8.       Payment of Principal and Interest.................................................................    18
   2.9.       Prepayment........................................................................................    19
   2.10.      Extension Periods.................................................................................    20
   2.11.      Facility Release..................................................................................    21
   2.12.      Special Provisions Regarding Facility Battery Park................................................    22
   2.13.      Notes Resize......................................................................................    23
   2.14.      Exit Fee..........................................................................................    24

ARTICLE III - Payments to Lenders...............................................................................    24
   3.1.       General Procedures................................................................................    24
   3.2.       Capital Reimbursement.............................................................................    25
   3.3.       Increased Cost of LIBOR Amounts...................................................................    25
   3.4.       Availability......................................................................................    26
   3.5.       Funding Losses....................................................................................    26
   3.6.       Reimbursable Taxes................................................................................    26
   3.7.       Reimbursement Requests............................................................................    28

ARTICLE IV - Conditions Precedent to Lending....................................................................    28
   4.1.       Loan Funding......................................................................................    28

ARTICLE V - Representations and Warranties......................................................................    28
   5.1.       Organization and Good Standing....................................................................    29
   5.2.       Authorization.....................................................................................    29

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
   5.3.       No Conflicts or Consents..........................................................................    29
   5.4.       Enforceable Obligations...........................................................................    29
   5.5.       Other Obligations and Restrictions................................................................    29
   5.6.       Full Disclosure...................................................................................    29
   5.7.       Litigation........................................................................................    30
   5.8.       Insider...........................................................................................    30
   5.9.       Executive Order 13224.............................................................................    30
   5.10.      Not a Foreign Person..............................................................................    30
   5.11.      ERISA.............................................................................................    30
   5.12.      Intentionally Omitted.............................................................................    31
   5.13.      Litigation........................................................................................    31
   5.14.      Compliance with Laws..............................................................................    31
   5.15.      Licenses and Certifications.......................................................................    31
   5.16.      Certain Payments..................................................................................    32
   5.17.      Operating Agreements and Management Contracts.....................................................    32
   5.18.      Participation Agreements..........................................................................    33
   5.19.      Hill-Burton Act...................................................................................    33
   5.20.      Fraud and Abuse...................................................................................    33
   5.21.      Assisted Living Licenses..........................................................................    33

ARTICLE VI - Affirmative Covenants..............................................................................    34
   6.1.       Payment and Performance...........................................................................    34
   6.2.       Books, Financial Statements and Reports...........................................................    34
   6.3.       Other Information and Inspections.................................................................    35
   6.4.       Notice of Material Events and Change of Address...................................................    35
   6.5.       Maintenance of Existence and Qualifications.......................................................    36
   6.6.       Maintenance of Properties.........................................................................    36
   6.7.       Performance on Borrowers' Behalf..................................................................    36
   6.8.       Insurance.........................................................................................    36
   6.9.       Interest Rate Protection Agreement................................................................    36
   6.10.      Evidence of Compliance............................................................................    36
   6.11.      Solvency..........................................................................................    37
   6.12.      Agreement to Deliver Loan Documents...............................................................    37
   6.13.      Bank Accounts; Offset.............................................................................    37
   6.14.      Executive Order 13224.............................................................................    37
   6.15.      Intentionally Omitted.............................................................................    37
   6.16.      Change of Name, Identity or Structure.............................................................    38
   6.17.      Estoppel Certificate..............................................................................    38
   6.18.      Appraisal.........................................................................................    38
   6.19.      Title Insurance...................................................................................    38
   6.20.      Resident Agreements...............................................................................    38
   6.21.      Conduct of Business and Compliance with Laws......................................................    39
   6.22.      Insurance.........................................................................................    39
   6.23.      Notices...........................................................................................    39
   6.24.      Deficiency Notices................................................................................    40
   6.25.      Census Report and Surveys.........................................................................    40
   6.26.      Renewal of Agreements.............................................................................    41

   6.27.      Compliance with Healthcare Information Laws.......................................................    41
   6.28.      Operating Budget..................................................................................    42
   6.29.      Immediate Repair Obligations......................................................................    42
   6.30.      Debt Service Reserve..............................................................................    42
   6.31.      Management of the Facilities......................................................................    43
   6.32.      Financial and Occupancy Covenants.................................................................    43
   6.33.      Licenses and Contracts............................................................................    44
   6.34.      Capital Expenditures.  Each.......................................................................    45

ARTICLE VII - Negative Covenants................................................................................    45
   7.1.       Borrowers' Entity Ownership Structure.............................................................    46
   7.2.       Limitation on Mergers, Issuances of Securities....................................................    47
   7.3.       Limitation on Additional Debt.....................................................................    47
   7.4.       Single Purpose Entities...........................................................................    47
   7.5.       Intentionally Omitted.............................................................................    48
   7.6.       Licenses..........................................................................................    48
   7.7.       Agreements........................................................................................    48
   7.8.       Participation Agreements..........................................................................    48
   7.9.       Amendments; Terminations..........................................................................    48
   7.10.      Assisted Living Licenses..........................................................................    49

ARTICLE VIII - Events of Default and Remedies...................................................................    49
   8.1.       Events of Default.................................................................................    49
   8.2.       Remedies..........................................................................................    53
   8.3.       General Remedy Parameters.........................................................................    53

ARTICLE IX - Miscellaneous......................................................................................    54
   9.1.       Waivers and Amendments; Entire Understanding; Acknowledgments.....................................    54
   9.2.       Survival of Agreements; Cumulative Nature.........................................................    55
   9.3.       Notices...........................................................................................    55
   9.4.       Payment of Expenses; Indemnity....................................................................    56
   9.5.       Joint and Several Liability.......................................................................    57
   9.6.       Parties in Interest/Assignments...................................................................    57
   9.7.       Confidentiality...................................................................................    57
   9.8.       Governing Law.....................................................................................    58
   9.9.       Consent to Forum..................................................................................    58
   9.10.      Limitation on Interest............................................................................    58
   9.11.      Termination; Limited Survival.....................................................................    59
   9.12.      Severability......................................................................................    60
   9.13.      Counterparts......................................................................................    60
   9.14.      Waiver of Jury Trial..............................................................................    60
   9.15.      USA Patriot Act Notification......................................................................    60
   9.16.      Effectiveness of Facsimile Documents and Signatures...............................................    60
   9.17.      Limited Use of Electronic Mail....................................................................    60
   9.18.      Brokerage Commissions.............................................................................    60

Schedules and Exhibits:

Schedule 1  -  Loan Documents
Schedule 2  -  Notes Schedule
Schedule 3  -  Facility Reports Schedule
Schedule 4  -  Battery Park Purchased Loan Documents
Schedule 5  -  Insurance Requirements

Exhibit A   -  Legal Descriptions
Exhibit B   -  Certificate Accompanying Financial Statements

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT is made as of March 30, 2005, by and among the Borrowers, Agent and the Lenders. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

      1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning assigned it in this Section 1.1 or in the sections and subsections referred to below:

      "ADDITIONAL COLLATERAL" has the meaning assigned such term in Section 6.32(c).

      "ADMINISTRATIVE NOTICES" means all (i) Deficiency Notices, (ii) all Agency inspection reports, audits, surveys, investigations, reviews and evaluations, and (iii) all notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements, and the like.

      "ADMINISTRATIVE SIMPLIFICATION" has the meaning assigned such term in
Section 6.27(b).

      "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or members;

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AGENCY" means the Health Care Financing Administration, the Drug Enforcement Administration, the Environmental Protection Agency, any other state or federal licensing or regulatory authority (including any licensing or regulatory authority responsible for administering or dispensing Medicaid or Medicare payments or any other third party payor billing policies, procedures, limitations or restrictions), or any other public or private agency, including without limitation, any public or private accreditation agency or organization.

      "AGENT" means Guaranty Bank and its successors and assigns in such capacity as designated in a written notice from Lenders to Borrowers, subject to
Section 1.7.

      "AGREEMENT" means this Loan Agreement.

      "APPLICABLE RATE" means the Commercial Based Rate or the LIBOR Based Rate, as the case may be.

      "ASSIGNMENT OF LEASES AND RENTS" means the Assignments of Leases and Rents dated as of the date hereof made by Borrowers for the benefit of Agent and the Lenders.

      "BANK PARTIES" means Agent and all Lenders. "BANK PARTY" means any one of the Bank Parties.

      "BATTERY PARK PURCHASED LOAN" means the $50,977,779.56 loan by FRIT BPC Acquisition LLC to Borrower Battery Park concerning Facility Battery Park and purchased by Lenders as of the date hereof.

      "BATTERY PARK PURCHASED LOAN DOCUMENTS" means the documents evidencing the Battery Park Purchased Loan listed on Schedule 4 attached hereto.

      "BLOOMBERG" means the Bloomberg Professional (a data service), or successor comparable data service.

      "BORROWER BATTERY PARK" means AH Battery Park Owner, LLC, an Ohio limited liability company.

      "BORROWER CREVE COEUR" means KG Missouri-CC Owner, LLC, a Delaware limited liability company.

      "BORROWER GLEN ELLYN" means AH Illinois Owner, LLC, a Delaware limited liability company.

      "BORROWER RALEIGH" means AH North Carolina Owner, LLC, a Delaware limited liability company.

      "BORROWER TRILLIUM" means AH Ohio-Columbus Owner, LLC, a Delaware limited liability company.

      "BORROWERS" mean, collectively, Borrower Battery Park, Borrower Creve Coeur, Borrower Glen Ellyn, Borrower Raleigh and Borrower Trillium. "BORROWER" means any one of the Borrowers.

      "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to LIBOR Amounts (such as the day on which an Interest Period begins or ends) must also be a day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City, New York.

      "CODE" has the meaning assigned such term in Section 5.10.

      "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the pro rata benefit of Lenders) or which, under the terms of any Loan Document, is purported to be subject to such a Lien.

      "COLLATERAL GUARANTY" means the Collateral Guaranty of even date herewith executed by Borrower Battery Park in favor of Agent and the Lenders.

      "COMMERCIAL BASED RATE" means, with respect to any Commercial Based Rate Amount, the rate per annum (expressed as a percentage) determined by Agent to be equal to the sum of (a) the "Prime" Rate as reported by Bloomberg, plus (b) an additional "spread" to provide an equivalent interest rate as if such amounts were bearing interest at the LIBOR Based Rate.

      "COMMERCIAL BASED RATE AMOUNT" means any portion of the Loan bearing interest at the Commercial Based Rate.

      "COMMITMENT" means for GMACCM and GMACCM Bank, the obligation of such Lenders to make its portion of the Loan to Borrowers as provided in the Loan Documents.

      "CONTRACTS" means all contracts, subcontracts, agreements, service agreements, warranties and purchase orders (whether written or oral), together with any and all exhibits and addenda thereto, which have been or will be executed by or on behalf of a Borrower, or which have been assigned to a Borrower, in connection with the construction, use, operation and/or maintenance of a Facility, including without limitation, the Management Agreements, Participation Agreements (if any) and Operating Agreements and Management Contracts.

      "DEBT COVERAGE RATIO - ACTUAL" means a ratio, as reasonably determined by Agent, the first number of which is the Net Operating Income from the Facilities for the period in question and the second of which is Debt Service - Actual for the period in question. The Debt Coverage Ratio - Actual shall be calculated for both (i) all Notes and (ii) independently for Notes A only, as provided in this Agreement.

      "DEBT COVERAGE RATIO - EXTENSION" means a ratio, as reasonably determined by Agent, the first number of which is the Net Operating Income from the Facilities for the six (6) month period in question and the second of which is Debt Service - Extension for the six (6) month period in question. The Debt Coverage Ratio - Extension shall be calculated based upon the entire Loan being evidenced by the Notes A.

      "DEBT COVERAGE RATIO - FACILITY RELEASE" means a ratio, as reasonably determined by Agent, the first number of which is the Net Operating Income from the Facilities for the six (6) month period in question and the second of which is Debt Service - Facility Release for the six (6) month period in question. The Debt Coverage Ratio - Facility Release shall be calculated for both (i) all Notes and (ii) independently for Notes A, only as provided in this Agreement.

      "DEBT COVERAGE RATIO - NOTES RESIZE" means a ratio, as reasonably determined by Agent, the first number of which is the Net Operating Income from the Facilities for the six (6) month period in question and the second of which is Debt Service - Notes Resize for the six (6) month period in question. The Debt Coverage Ratio - Notes Resize shall be calculated for both (i) all Notes and (ii) independently for Notes A only, as provided in this Agreement.

      "DEBT SERVICE - ACTUAL" means the sum of (a) principal (if applicable), plus (b) the sum of (i) the accrued interest due and payable for the period in question under all of the Notes or Notes A only, as the case may be, less (ii) the amount of any Monthly Proceeds received by

Borrower from Guarantor (or by Agent from Guarantor under the Interest Rate Protection Proceeds Pledge Agreement) for the period in question.

      "DEBT SERVICE - EXTENSION" means

            (a) the product of an amount which if paid monthly and applied first to accrued interest and then to principal would fully amortize the Principal Amount in twenty-five (25) years at an interest rate which is the higher of:

                  (i) the then current interest rate concerning the Notes A,

                  (ii) seven percent (7%), and

                  (iii) two percent (2.00%) above the Treasury Note Rate,
            multiplied by the number of months for the period in question; LESS

            (b) in the event the calculation pursuant to the interest rates in
      (a)(i) or (a)(iii) are utilized to derive the product in (a) above, the amount of any Monthly Proceeds received by Borrower from Guarantor (or by Agent from Guarantor under the Interest Rate Protection Proceeds Pledge Agreement) for the period in question.

      "DEBT SERVICE - FACILITY RELEASE" means

            (a) the product of an amount which if paid monthly and applied first to accrued interest and then to principal would fully amortize the Principal Amount in twenty-five (25) years at an interest rate which is the higher of:

                  (i) the then current interest rate concerning the applicable
            Note,

                  (ii) seven percent (7%), and

                  (iii) two percent (2.00%) above the Treasury Note Rate,
            multiplied by the number of months for the period in question; LESS

            (b) in the event the calculation pursuant to the interest rates in
      (a)(i) or (a)(iii) are utilized to derive the product in (a) above, the amount of any Monthly Proceeds received by Borrower from Guarantor (or by Agent from Guarantor under the Interest Rate Protection Proceeds Pledge Agreement) for the period in question.

      "DEBT SERVICE - NOTES RESIZE" means

            (a) the monthly interest payment on the Principal Amount using an interest rate equal to the higher of:

                  (i) the then current interest rate concerning the applicable
            Note, provided however, the Notes A will be deemed to have the interest rate following a Notes Resize (i.e., the LIBOR Rate plus 3.10%),

                  (ii) seven percent (7%), and

                  (iii) two percent (2.00%) above the Treasury Note Rate,

            multiplied by the number of months for the period in question; LESS

            (b) in the event the interest rates in (a)(i) or (a)(iii) are utilized to derive the interest rate in (a) above, the amount of any Monthly Proceeds received by Borrower from Guarantor (or by Agent from Guarantor under the Interest Rate Protection Proceeds Pledge Agreement) for the period in question.

      "DEBT SERVICE AND OPERATING DEFICIT GUARANTY" means the Debt Service and Operating Deficit Guaranty of even date herewith executed by Guarantor in favor of Agent and the Lenders.

      "DEBT SERVICE RESERVE" means cash or a Letter of Credit in the amount of $2,500,000.

      "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

      "DEFAULT RATE" means the rate per annum which is five percent (5%) above the Applicable Rate.

      "DEFICIENCY NOTICES" means all notices and other written communications from any Agency or Governmental Authority which licenses, regulates, certifies, accredits or evaluates the Facility Related Persons, the Facilities or the operation of the Facilities by the Facility Related Persons alleging that the Facility Related Persons, the Facility(ies) or the operation of the Facility(ies) by the Facility Related Persons in whole or in part fails to comply or, if corrective action is not taken, shall fail to comply with, any or all of the Agency's or Governmental Authority's requirements for and conditions of licensing, regulation, certification or accreditation by or participation in programs of the Agency or Governmental Authority or otherwise relating to the continuous operation of all or any portion of the Facility(ies) or the programs of the Facility Related Persons or the eligibility or entitlement of the Facility Related Persons to receive reimbursement from any Agency or Governmental Authority.

      "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreements dated as of the date hereof made by Borrowers in favor of Agent and the Lenders.

      "ERISA" has the meaning assigned such term in Section 5.11.

      "EVENT OF DEFAULT" has the meaning assigned such term in Section 8.1.

      "EXIT FEE" means a fee, payable from time to time as provided herein, in the amount of 1% of the original Principal Amount (or portion thereof if less than all of the Principal Amount is being repaid), as more specifically provided herein.

      "EXTENSION FEE" means a non-refundable fee in the amount of 0.25% of the Principal Amount, payable for each Extension Period.

      "EXTENSION PERIOD" means the First Extension Period or the Second Extension Period, as the case may be.

      "FACILITIES" mean, collectively, Facility Battery Park, Facility Creve Coeur, Facility Glen Ellyn, Facility Raleigh and Facility Trillium. The legal descriptions of the real property of each Facility are attached hereto as Exhibit A

      "FACILITY BATTERY PARK" means a 217 unit (197 independent living units and 20 supportive living units), free standing independent living/supportive living facility in Manhattan, New York.

      "FACILITY CREVE COEUR" means a 218 rentable unit (189 independent living units and 29 assisted living units), free standing independent living/assisted living facility in Creve Coeur, Missouri.

      "FACILITY GLEN ELLYN" means a 234 unit (178 independent living units and 56 assisted living units), free standing independent living/assisted living facility in Glen Ellyn, Illinois.

      "FACILITY RALEIGH" means a 219 unit (186 independent living units and 33 supportive assisted living units), free standing independent living/assisted living facility in Raleigh, North Carolina.

      "FACILITY RELATED PERSONS" means Borrowers and Managers.

      "FACILITY RELEASE" has the meaning assigned such term in Section 2.11.

      "FACILITY TRILLIUM" means a 216 unit (179 independent living units and 37 assisted living units), free standing independent living/assisted living facility in Columbus, Ohio.

      "FF&E FINANCING" means financing obtained in connection with the acquisition, maintenance or replacement of Borrower's furniture, fixtures or equipment.

      "FINANCING STATEMENTS" means financing statements naming Borrowers, as debtors, and Agent and the Lenders, as secured parties.

      "FIRST EXTENSION PERIOD" means a period of twelve (12) months commencing on the first day after the original Maturity Date, such First Extension Period being subject to the conditions set forth in Section 2.10.

      "FUNDING DATE" means the date of funding of the Loan.

      "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change after notice of such change is given to Agent. With respect to the calculation of GAAP to determine Guarantor's "Net Worth," the calculation will utilize GAAP in effect as of the date hereof.

      "GMACCM" means GMAC Commercial Mortgage Corporation, a California corporation.

      "GMACCM BANK" means GMAC Commercial Mortgage Bank, a Utah industrial bank.

      "GOVERNMENTAL AUTHORITY" means the United States, the state, the county and the city or any other political subdivision in which each Facility is located, and any other political subdivision, agency or instrumentality having jurisdiction over the Facility(ies) or any of the Facility Related Persons.

      "GOVERNMENTAL REQUIREMENTS" means all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable to any of the Facility Related Persons or the Facility.

      "GROUND LEASE" has the meaning assigned such term in the Facility Battery Park Security Instrument.

      "GUARANTOR" means Brookdale Living Communities, Inc., a Delaware corporation.

      "GUARANTY" means the Guaranty of even date herewith executed by Guarantor in favor of Agent and the Lenders.

      "GUARANTY BANK" means Guaranty Bank, in its capacity as a Lender hereunder.

      "HAZARDOUS SUBSTANCES" has the meaning assigned such term in the Environmental Indemnity Agreement.

      "HEALTHCARE LAWS" has the meaning assigned such term in Section 6.27(a).

      "HIPAA" has the meaning assigned such term in Section 6.27(a).

      "HIPAA COMPLIANCE DATE" has the meaning assigned such term in Section 6.27(b).

      "HIPAA COMPLIANCE PLAN" has the meaning assigned such term in Section 6.27(b).

      "HIPAA COMPLIANT" has the meaning assigned such term in Section 6.27(b).

      "IMMEDIATE REPAIRS" has the meaning assigned such term in Section 6.29.

      "INTEREST PERIOD" means a one (1) month period commencing on the first day and ending on the last day of each calendar month.

      "INTEREST RATE PROTECTION AGREEMENT" means the ISDA Master Agreement(s) and related confirmations evidencing interest rate protection in the form of a "cap" or a "swap" at least equal to the then current Principal Amount (as it may increase or decrease from time to time as provided in the Loan Documents) and otherwise in form and content and from a provider acceptable to Agent and Lenders. LaSalle Bank National Association is an acceptable provider thereof.

      "INTEREST RATE PROTECTION CONSENT" means the letter agreement in favor of and acceptable in form and content to Agent and the Lenders relating to the Interest Rate Protection Agreement executed by the provider of the interest rate protection in the Interest Rate Protection Agreement.

      "INTEREST RATE PROTECTION PROCEEDS PLEDGE AGREEMENT" means the Interest Rate Protection Proceeds Pledge Agreement dated of even date herewith executed by Guarantor in favor of Agent and the Lenders.

      "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

      "LENDERS" means Guaranty Bank, GMACCM Bank and GMACCM and the successors or assignees of each such party as holder of a Note.

      "LENDING OFFICE" means, with respect to any Lender, the office, branch, or agency through which it funds its LIBOR Amounts; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

      "LETTER OF CREDIT" means a standby letter of credit in the amount required hereunder which names Agent and the Lenders as the beneficiary thereof and is
(a) unconditional, (b) irrevocable, (c) transferable and assignable by multiple transfers/assignments, (d) issued by a financial institution approved by Agent, with at least an A rating as published by Standard and Poor's Corporation (or comparable successor rating and rating service), (e) in a form permitting partial and multiple drawings, (f) drawable in the continental United States,
(g) for a term of three (3) years or "evergreen" in duration, to be renewed or replaced at least thirty (30) days prior to the Maturity Date, such that the Letter of Credit is in full force and effect until the date which is sixty (60) days after the Maturity Date, as such Maturity Date may be extended pursuant to the provisions hereof, and (h) in form and substance acceptable to Agent, in its sole discretion.

      "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

      "LIBOR AMOUNT" means the portion of the Loan bearing interest at the LIBOR Based Rate.

      "LIBOR BASED RATE" means, with respect to any LIBOR Amount, the rate per annum (expressed as a percentage) determined by Agent to be equal to the sum of
(a) the quotient of the

LIBOR Rate for the LIBOR Amount and Interest Period in question divided by (1 minus the Reserve Requirement), rounded up to the nearest 1/100 of 1%, plus (b) the LIBOR Rate Spread.

      "LIBOR BUSINESS DAY" means any day, other than a Saturday or Sunday, on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City, New York and Dallas, Texas.

      "LIBOR RATE" means the rate determined by Agent (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the LIBOR Amount for the same period of time as the Interest Period, as set forth on the LIBOR Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

      "LIBOR RATE SPREAD" means

            (a) with respect to Notes A prior to the first Notes Resize, three and five one-hundredths percent (3.05%),

            (b) with respect to Notes A on the date of and following the first Notes Resize, three and one-tenth percent (3.10%),

            (c) with respect to Notes B, except as provided in (d) and (e) below, five and sixty one-hundredths percent (5.60%),

            (d) with respect to Notes B, in the event Borrowers fail to satisfy the covenants in Section 6.32(a) and such Event of Default is not cured as provided in Section 6.32(c) or cannot be cured under Section 6.32(c), six and sixty one-hundredths percent (6.60%), and

            (e) with respect to Notes B, in the event Borrowers fail satisfy the covenants in Section 6.32(b) and such Event of Default is not cured as provided in Section 6.32(c) or cannot be cured under Section 6.32(c), seven and sixty one-hundredths percent (7.60%).

      "LIBOR REFERENCE SOURCE" means the display for London inter-bank offered rates appearing on the Bloomberg, as the British Bankers Association London inter-bank offered rates for deposits in U.S. Dollars; or, at the option of Agent, the display for London inter-bank offered rates for deposits of U.S. Dollars on such other comparable publicly available service for displaying London inter-bank offered rates as may be selected from time to time by Agent and determined by Agent to be comparable to the Bloomberg.

      "LIBOR REQUEST" means Borrowers' telephonic notice (to be promptly confirmed in writing which must be received by Agent before such LIBOR Request will be put into effect by Agent), to be received by Agent by 12 o'clock Noon (Central Standard Time) 3 LIBOR Business Days prior to the LIBOR Business Day specified in the LIBOR Request for the commencement of the Interest Period, of the Interest Period desired by Borrowers in respect of the LIBOR Amount.

      "LICENSES" means any and all licenses, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of the Facility(ies), accreditation of the Facility(ies), any and all operating licenses issued by any Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," and any and all licenses relating to the operation of food or beverage facilities or amenities, if any.

      "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows it to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, deed of trust, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. Lien also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

      "LOAN" has the meaning assigned such term in Section 2.1.

      "LOAN DOCUMENTS" means this Agreement, the Notes, the documents described on Schedule 1, and all other agreements, certificates, documents and instruments and writings at any time delivered in connection herewith or therewith.

      "LOAN PARTIES" means the Borrowers and Guarantor. "LOAN PARTY" means any one of the Loan Parties.

      "LOAN POLICY" has the meaning assigned such term in Section 6.19.

      "LOAN TO VALUE RATIO" means a fraction, expressed as a percentage, calculated as follows: (a) the sum of the Principal Amount and all accrued but unpaid interest thereon as of the applicable determination date, divided by (b) the appraised "As-Is" value of the Facilities. The appraised "As-Is" value of the Facilities may, at Agent's option, be based upon a current appraisal(s), satisfactory to Agent in all respects, as reviewed, adjusted and approved by Agent. Such appraisal will be prepared by an appraiser acceptable to Agent at Borrowers' sole cost and expense.

      "LOCKOUT PERIOD" - The period commencing on the date hereof and ending on April 1, 2006.

      "MANAGED CARE PLANS" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, referral service or similar arrangement, entity, organization, or Person.

      "MANAGEMENT AGREEMENT" means, as applicable,

      (a) the Management Agreement dated August 24, 1999 between Borrower Battery Park and Brookdale Living Communities of New York-BPC, Inc., concerning the management and operation of the Facility Battery Park,

      (b) the Exclusive Property Management and Leasing Agreement dated of even date herewith between Borrower Creve Coeur and Brookdale Living Communities of Missouri-CC, LLC, concerning the management and operation of the Facility Creve Coeur,

      (c) the Exclusive Property Management and Leasing Agreement dated of even date herewith between Borrower Glen Ellyn and Brookdale Living Communities of Illinois-GE, Inc., concerning the management and operation of the Facility Glen Ellyn,

      (d) the Exclusive Property Management and Leasing Agreement dated of even date herewith between Borrower Raleigh and Brookdale Living Communities of North Carolina, Inc., concerning the management and operation of the Facility Raleigh, and

      (e) the Exclusive Property Management and Leasing Agreement dated of even date herewith between Borrower Trillium and Brookdale Living Communities of Ohio-SP, LLC, concerning the management and operation of the Facility Trillium.

      "MANAGERS" means, collectively,

      (a) Brookdale Living Communities of New York-BPC, Inc., with respect to the Facility Battery Park,

      (b) Brookdale Living Communities of Missouri-CC, LLC, with respect to the Facility Creve Coeur,

      (c) Brookdale Living Communities of Illinois-GE, Inc., with respect to the Facility Glen Ellyn,

      (d) Brookdale Living Communities of North Carolina, Inc., with respect to the Facility Raleigh, and

      (e) Brookdale Living Communities of Ohio-SP, LLC, with respect to the Facility Trillium,

      and any successor manager of a Facility approved by Agent in writing. "MANAGER" means any one of the Managers.

      "MATERIAL ADVERSE CHANGE" means a material and adverse change to (a) any Loan Party's financial condition, (b) the operations or properties of any Loan Party, (c) any Loan

Party's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

      "MATERIAL ADVERSE CHANGE - PORTFOLIO" means a material and adverse change to (a) the Loan Parties' financial condition, (b) the operations or properties of the Loan Parties, (c) any Loan Parties' ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents, in all cases taken as a whole.

      "MATURITY DATE" means April 1, 2008, being the date the Notes become due and payable in their entirety, subject to extension as provided herein.

      "MAXIMUM RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Notes. All determinations herein of the Maximum Rate, or of any interest rate determined by reference to the Maximum Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Maximum Rate applicable to such Lender.

      "MONITORING AGENT" means any Lender appointed or designated as a Monitoring Agent by the Lenders by written notice from Agent. As of the date hereof, GMACCM is the sole Monitoring Agent. In the event Guaranty Bank is no longer the Agent, Guaranty Bank will be an additional Monitoring Agent.

      "MONTHLY PRINCIPAL INSTALLMENT AMOUNT" means the amount with respect to each Note determined as of the first day of the applicable Extension Period equal to one-twelfth times the constant annual percent needed to amortize the Principal Amount of each such Note bearing interest at the per annum Commercial Based Rate or LIBOR Based Rate applicable to each such Note on a monthly basis in twenty-five (25) years in the case of the First Extension Period and twenty-four (24) years in the case of the Second Extension Period.

      "MONTHLY PROCEEDS" has the meaning assigned such term in the Interest Rate Protection Proceeds Pledge Agreement.

      "NET OPERATING INCOME" means the gross income received by Borrowers from the operation of the Facilities for the period in question (excluding any Monthly Proceeds and Termination Proceeds), less expenses incurred and/or paid by Borrowers in connection with the operation and maintenance of the Facilities that are allocable to such period, computed on an accrual basis, as opposed to a cash basis, without regard to depreciation or debt service, but otherwise in accordance with GAAP consistently applied. Included within the expenses shall be a management fee equal to the greater of (i) the actual management fee under the Management Agreements or (ii) an assumed management fee of 4%, and annual capital expenditures equal to the greater of (x) actual capital expenditures, excluding any unusual and non-recurring capital expense, or (y) $300 per unit. Documentation of Net Operating Income and expenses shall be certified by an officer of each Borrower with detail satisfactory to Agent and shall be subject to the approval of Agent.

      "NOTE" means a Note A or Note B, as the case may be. "NOTES" means all the Notes. The initial Notes are set forth on the Notes Schedule.

      "NOTE A" means a Promissory Note A executed by a Borrower to a Lender evidencing a portion of the Loan. "NOTES A" means all the Note A's.

      "NOTE B" means a Promissory Note B executed by a Borrower to a Lender evidencing a portion of the Loan. "NOTES B" means all the Note B's.

      "NOTES RESIZE" has the meaning assigned such term in Section 2.13.

      "NOTES SCHEDULE" means Schedule 2 attached hereto.

      "NOTICE AND AGREEMENT" means an instrument executed by Borrowers, Agent, Lenders and Guarantor as of the date hereof pursuant to Subsection 26.02 of the Texas Business and Commerce Code.

      "OBLIGATIONS" means all Liabilities from time to time owing by any of the Loan Parties to any Bank Party under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

      "OCCUPANCY RATIO" means a fraction, expressed as a percentage, calculated as follows (a) the total number of units in the Facilities which are occupied with residents paying the Facility's customary occupancy charges, divided by (b) the total number of units available at all of the Facilities, which is currently 1,104 and may decrease in the event of a casualty or condemnation in which the net casualty proceeds and/or condemnation award(s) is applied to the Loan, in which case a-to-be agreed upon reasonable reduction in the number of available units lost will be made by Agent and Borrowers on a case by case basis. Notwithstanding the foregoing, the total number of available units may decrease from time to time by up to 3% of the total number of units as of the date hereof (which is 33 units) because of any event which renders such units unrentable.

      "OPERATING AGREEMENTS AND MANAGEMENT CONTRACTS" means any and all contracts and agreements previously, now or at any time hereafter entered into by the Facility Related Persons with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Facility(ies) or otherwise concerning the operations and business of the Facility(ies), including, without limitation, the Management Agreement, any and all service and maintenance contracts, any employment contracts, any and all management and operating agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, therapy referral, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Facility(ies).

      "OPERATING BUDGET" means an operating budget for each Facility prepared by Borrowers or the applicable Manager and approved by Agent.

      "PARTICIPATION AGREEMENTS" means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Facility

Related Persons relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare, Medicaid, TRICARE, VA and other third party payors.

      "PAYMENT DATE" means the first (1st) day of each calendar month.

      "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

      "PRESCRIBED FORMS" has the meaning assigned such term in Section 3.6(d).

      "PRINCIPAL AMOUNT" means that portion of the Notes as are from time to time outstanding.

      "PROTECTIVE ADVANCE" means any protective advances made to cure any defaults by Borrowers under the Loan Documents or otherwise to protect or preserve the rights of the Lenders in respect of the Loans and/or the Collateral.

      "REALLOCATION" has the meaning assigned to such term in Section 2.10.

      "REGULATION" means respect to the charging and collecting of interest at the LIBOR Based Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Lenders under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

      "RELEASED PARTIES" has the meaning assigned such term in Section 2.12(b).

      "RESERVE REQUIREMENT" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "EUROCURRENCY LIABILITIES", as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulation against (a) any category of liabilities which includes deposits by reference to which the LIBOR Based Rate is to be determined as provided in this Agreement or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of "LIBOR Based Rate" set forth above.

      "RESIDENT AGREEMENTS" means any and all contracts and agreements executed by, or on behalf of any resident or other Person seeking residency or occupancy in a Facility and related services from a Facility Related Person.

      "SECOND EXTENSION PERIOD" means a period of twelve (12) months commencing on the first day after the expiration of the First Extension Period, such Second Extension Period being subject to the conditions set forth in Section 2.10.

      "SECURITY INSTRUMENT" means the deeds of trust and mortgages dated as of the date hereof conveying the Facilities to Agent and the Lenders (or the trustee named therein) to secure the payment of the Obligations.

      "SUBORDINATION OF MANAGEMENT AGREEMENT" means the Subordinations of Management Agreement dated as of the date hereof made by Managers for the benefit of Agent and the Lenders.

      "TERMINATION PROCEEDS" has the meaning assigned such term in the Interest Rate Protection Proceeds Pledge Agreement.

      "TITLE COMPANY" means Chicago Title Insurance Company.

      "TRANSACTION" has the meaning assigned such term in Section 9.7.

      "TREASURY NOTE RATE" means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields. The term "BUSINESS DAY" as used in this paragraph means a day, other than a Saturday or Sunday, on which banks are open for business in New York, New York.

      "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

      "VIOLATION" has the meaning assigned such term in Section 5.11.

      1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

      1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement or any other Loan Document which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, supplements, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, supplement, modification, amendment or restatement.

      1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "THIS AGREEMENT", "THIS INSTRUMENT", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS SECTION" and "THIS SUBSECTION" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The foregoing shall apply to all Loan Documents.

      1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to the Loan and of fees and other charges shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Bank Party of amounts to be paid under Sections 3.2 through 3.6 or with respect to the Commercial Based Rate, LIBOR Based Rate, LIBOR Rate, Business Day, Interest Period or Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein, or unless Agent otherwise consents, all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

      1.6. Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

      1.7. Roles and Responsibilities. Many of the Loan Documents grant liens, assignments, security interests, and rights to the "Agent and the Lenders" or words of similar import. However, it's the intention of the Bank Parties that the Agent will generally have the day to day responsibility for administering the Loan and exercising the remedies under the Loan Documents (except those which, by their nature or as required by Law, may only be exercised by a Lender(s) [e.g., a setoff of funds]), provided however, in the event that an "Agent" no longer exists for the Loan, the Lenders shall have the rights and responsibilities of the "Agent" hereunder and, in such event, the Lenders agree to endeavor to promptly appoint a successor entity to act as "Agent" under the Loan Documents. Until written notice from the Lenders, Borrowers will assume the Loan has an Agent. Upon written notice to Borrowers from the

Lenders that the Agent has resigned or been removed, then all references to "Agent" herein will mean "Lenders" until such time as the Lenders appoint a substitute Agent.

      1.8. Payments of Individual Borrowers. Notwithstanding anything to the contrary contained in the Loan Documents, none of the Borrowers (in their capacity as borrowers of the Loan) shall have any personal liability for, nor be responsible to pay, any amounts due under the Notes not executed by such Borrower, provided however, that nothing in this paragraph will in any way affect (a) the rights of Agent and Lenders in and to all collateral in which any Borrower has granted a lien, security interest, assignment or pledge to secure the Loan, (b) the rights of Agent and Lenders to exercise remedies against such collateral upon any Event of Default, including without limitation, an Event of Default by any other Borrower, or (c) the liability of a Borrower in a capacity other than that of a borrower of the Loan, including without limitation, the liability of Borrower Battery Park under the Collateral Guaranty.

                             ARTICLE II - The Loans

      2.1. Commitments to Lend. Subject to the terms and conditions hereof, the Lenders agree to make loans to Borrowers in an amount up to $182,000,000 in the aggregate (the "LOAN") based on the Notes Schedule. Amounts borrowed and repaid hereunder may not be reborrowed hereunder.

      2.2. Repayment. The obligation of each Borrower to repay to each Lender the aggregate amount of its portion of the Loan made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a Note. The amount of principal owing on any Lender's Note at any given time shall be the stated principal of such Note minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided therein and herein. Each Note shall be due and payable as provided therein and herein, and shall be due and payable in full on the Maturity Date. Payment of the Notes is secured by this Agreement, Security Instrument, Assignment of Leases and Rents and other Loan Documents.

      2.3. Use of Proceeds. In no event shall the Loan funds be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrowers represent and warrant that Borrowers are not engaged principally, or as one of Borrowers' important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

      2.4. Modification Fees. In consideration of Lenders' review and processing of any amendment, waiver or other modification of any Loan Document, Borrowers will pay to Agent all expenses associated with such modification in accordance with Section 9.4.

      2.5. Fees. Prior to, or contemporaneously with, closing of the Loan, Borrowers shall have paid to Agent (a) for the prorata benefit of the Lenders, a commitment fee in the amount of

$1,365,000 for the Lenders committing funds to make the Loan and (b) for Agent's sole benefit, a syndication fee in the amount of $250,000 as the consideration for the Agent arranging the Loan. On the first Funding Date and on each annual anniversary of the Funding Date (except the Maturity Date), Borrowers shall pay to Agent an annual administration fee of $50,000 as the consideration for administering the Loan.

      2.6. Interest.

            (a) Borrowers shall pay interest at the Commercial Based Rate or the LIBOR Based Rate as herein provided. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable on the Principal Amount shall be limited to the Maximum Rate, but any subsequent reductions in the Commercial Based Rate or the LIBOR Based Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on the Principal Amount equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

            (b) The Principal Amount shall bear interest at the LIBOR Based Rate subject to Borrowers' or any Bank Parties' right to notify Agent under Sections 3.3, 3.4 and 3.6(c) that it desires application of the Commercial Based Rate upon expiration of the then current Interest Period. This
      Section 2.6(b) constitutes a LIBOR Request. It will not be necessary for Borrowers to submit further LIBOR Requests, except after any application of the Commercial Based Rate.

            (c) Any portion of the Principal Amount to which the LIBOR Based Rate is not or cannot, pursuant to the terms hereof, be applicable shall bear interest at the Commercial Based Rate.

      2.7. Default Rate; Late Charge. Notwithstanding anything to the contrary contained herein, at any time after the occurrence and during the continuance of an Event of Default, (a) the Principal Amount and all past due amounts under the Loan Documents shall bear interest at the Default Rate (commencing from the date such nonpayment becomes an Event of Default and continuing until payment), and
(b) a 5% late charge of each past due amounts under the Loan Documents will be assessed on the date such nonpayment becomes an Event of Default, provided that in no event shall such interest rate or late charge cause the applicable interest rate to exceed the Maximum Rate as provided in Section 2.6(a); provided however, the amount of any such late charge will be applied against the first accruing Default Rate interest (i.e., the late charge will pay the first accruing additional 5% interest).

      2.8. Payment of Principal and Interest.

            (a) Interest from the Funding Date through the last day of such month shall be due and payable on the Funding Date. Commencing on the second Payment Date following the Funding Date and on each Payment Date thereafter until the Loan is repaid in full, interest on the Principal Amount shall be due and payable in arrears. In the event an Extension Period is exercised, commencing on the first Payment Date after the commencement of an Extension Period, the Monthly Principal Installment Amount, plus such interest on the Principal Amount (whether computed at the Commercial Based Rate or the LIBOR Based Rate) shall be payable monthly on each subsequent Payment Date until the Loan is repaid in full or until the Maturity Date (as may be extended as provided herein), on which date the Principal Amount and accrued interest thereon and any other amounts secured by the Loan Documents shall be due and payable.

            (b) The acceptance by Agent of any payment after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare an Event of Default as herein provided for any failure to so pay. The acceptance by a Bank Party of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the Event of Default caused by the failure to pay the whole of such installment and shall not constitute a waiver of the Bank Party's right to require full payment when due of all future or succeeding installments.

      2.9. Prepayment.

            (a) The Notes A may not be voluntarily prepaid, in whole or in part, at any time during the Lockout Period, except in connection with a Facility Release or an involuntary prepayment resulting from an application(s) of casualty or condemnation proceeds. After the expiration of the Lockout Period with respect to Notes A, and at any time with respect to Notes B, Borrowers shall have the right to prepay without penalty (except as set forth in (ii) below) at any such time and from time to time on a Payment Date prior to the Maturity Date, all or any part of the Principal Amount in increments of $100,000 (or payment in full of the Note) and/or all or any part of the unpaid interest accrued to the date of such prepayment, subject to compliance with the following requirements:

                  (i) written notice thereof is given to Agent at least 30 but not more than 60 days prior to the date to be fixed therein for prepayment, which notice once given shall be irrevocable;

                  (ii) payment of the Exit Fee; and

                  (iii) such prepayment is accompanied by all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate and other sums that may be then due and payable hereunder) and any prepayment of any portion of the Principal Amount then subject to the LIBOR Based Rate shall be accompanied by an amount equal to any losses, costs or expenses incurred by the Bank Parties in connection with such prepayment.

            (b) No portion of the Principal Amount repaid may be readvanced and any partial prepayment shall be applied in the manner provided in Section 2.11(b); provided however, in the event a prepayment of principal is made as in (a) above, provided no Default exists and all accrued interest is paid on the Notes A and Notes B, Borrower may designate which class of Notes (i.e., Notes A or Notes B, but not individual Notes A or

      Notes B) such prepayment of principal will apply and such prepayment will be made prorata to such class of Notes.

            (c) With respect to a prepayment of the Notes as a result of a condemnation or casualty and the application of "Net Proceeds" or an "Award" as defined in the Security Instrument, such prepayment will be applied to the Notes on the affected Facility in the manner provided in
      Section 2.11(b); provided however, if no Default exists and all accrued interest is paid on the Notes A and Notes B, Borrower may designate which class of Notes (i.e., Notes A or Notes B, but not individual Notes A or Notes B) such prepayment of principal will apply and such prepayment will be made prorata to such class of Notes.

      2.10. Extension Periods. Borrowers shall have the right and option to extend the Maturity Date (a) to a date ending upon the expiration of the First Extension Period and (b) upon expiration of the First Extension Period, to a date ending upon the expiration of the Second Extension Period, each such extension being subject to the conditions that:

            (a) Borrowers shall have given Lender at least sixty (60) days' prior written notice of Borrowers' intention to extend the Maturity Date for each Extension Period;

            (b) Borrower shall pay to Agent, on the original Maturity Date or on the date of the expiration of the First Extension Period, as applicable, the Extension Fee for the prorata benefit of the Lenders, for each Extension Period;

            (c) no Default will have occurred and be continuing as of the date of Agent's receipt of notice of Borrowers' intention to extend the Maturity Date and as of the effective date of such Extension Period (without limiting the generality of the foregoing, the Extension Period provided for herein will not be available at any time the Notes have matured, whether at scheduled maturity, by acceleration or otherwise);

            (d) Borrower shall have delivered to Agent, prior to the beginning of each Extension Period, evidence satisfactory to Agent that the Facilities have (i) achieved a Debt Coverage Ratio - Extension of at least
      1.35 to 1.00 for the six (6) consecutive month period immediately preceding the date of the notice in (a) above and immediately preceding first day of Extension Period and (ii) a cumulative Loan to Value Ratio of at least 75% as of the date of the notice provided in (a) above;

            (e) no Material Adverse Change - Portfolio has occurred and is continuing;

            (f) the terms of all Letters of Credit then held by Agent will be extended to a date not less than 30 days beyond the extended Maturity Date;

            (g) the terms of all Interest Rate Protection Agreements will be extended to a date not less than 30 days beyond the extended Maturity Date;

            (h) a Notes Resize(s) must have occurred which resizes all the Notes B into the Notes A; and

            (i) Borrower shall execute such agreements, documents and instruments as Agent may require to effect the Extension Period described herein, and deliver to Agent such consents, resolutions, certificates, estoppels, opinions of legal counsel, updated title report and endorsements to the Loan Policy Agent may require;

provided, however, the Second Extension Period will not come into effect unless the First Extension Period shall have been in effect. Additionally, at the commencement of each Extension Period, in the event an individual Facility has a Loan to Value Ratio which is significantly more than 75%, a Lender may request a reallocation (a "REALLOCATION") of the principal amounts of the Notes with respect to each Facility to enable each Facility to individually satisfy a 75% Loan to Value Ratio. To effectuate a Reallocation, Borrowers shall execute and deliver new Notes to the Lenders upon return of the old Notes to Borrowers and
Schedule 2 attached hereto will be replaced. Borrowers shall also execute such other instruments as Lenders shall reasonably require to effectuate a Reallocation.

      2.11. Facility Release.

            (a) Borrowers may, from time to time, obtain releases of one or more Facilities (a "FACILITY RELEASE") from the lien and security interest created by the applicable Loan Document upon satisfaction of the following terms and conditions:

                  (i) the applicable Borrower shall submit to Agent a Facility
            Release request not less than sixty (60) days prior to the anticipated date of release;

                  (ii) if both Notes A and Notes B are outstanding, all
            remaining Facilities (i.e., all Facilities except the Facility concerning the requested Facility Release) must have achieved a Debt Coverage Ratio - Facility Release of at least 1.30 to 1.00 for the six (6) consecutive month period prior to date of the Facility Release;

                  (iii) if only Notes A are outstanding, all remaining
            Facilities (i.e., all Facilities except the Facility concerning the requested Facility Release) must have achieved a Debt Coverage Ratio
            - Facility Release of at least 1.35 to 1.00 for the six (6) consecutive month period prior to date of the Facility Release;

                  (iv) all remaining Facilities (i.e., all Facilities except the
            Facility concerning the requested Facility Release) must have a cumulative Loan to Value Ratio of at least 75%;

                  (v) all payments due under the applicable Notes have been paid
            (including without limitation payments due under 2.9(a) hereof) and the net proceeds of such Facility Release must be in an amount to satisfy the obligations in 2.11(b)(i) - (vi) below;

                  (vi) at least fifteen (15) days prior to the date of such
            Facility Release, the applicable Borrower shall deliver to Agent at such Borrower's expense (I) the form of the release of the applicable Security Instrument (which form of release must be reasonably satisfactory to Agent in form and substance); and (II) such further information and documentation regarding the Facility Release as Agent may reasonably request;

                  (vii) at the time of such Facility Release, no Event of
            Default exists; and

                  (viii) prior to or contemporaneously with the execution and delivery of the Facility Release, the applicable Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation of the Facility Release and the consummation of the transaction specified herein, including without limitation Loan Policy endorsement charges, recording fees, mortgage taxes, transfer taxes, any other applicable taxes and fees and expenses of legal counsel to Agent and the Lenders.

            (b) With respect to a Facility Release, all net proceeds received by the applicable Borrower (i.e., the gross proceeds less reasonable and customary closing costs) shall be paid in the following order:

                  (i) first to any reimbursements due Agent or the Lenders under
            Section 9.4,

                  (ii) second, to pay all accrued interest on the Notes A
            concerning such released Facility,

                  (iii) third, to pay all principal on the Notes A concerning such released Facility,

                  (iv) fourth, to pay all accrued interest on the Note B
            concerning such released Facility,

                  (v) fifth, to pay all principal on the Note B concerning such released Facility,

                  (vi) sixth, to pay the Exit Fee (if any is due);

                  (vii) seventh, to the extent net proceeds remain, to pay
            principal prorata on the Notes B concerning the other Facilities, until such Notes B are paid in full, and

                  (viii) eighth, to the extent net proceeds remain, to the
            applicable Borrower.

      2.12. Special Provisions Regarding Facility Battery Park .

            (a) Borrower Battery Park represents and warrants to the Bank Parties as follows:

                  (i) Borrower Battery Park has complied with all of its
            agreements contained in the Battery Park Purchased Loan Documents and has satisfied all of the conditions contained in the Battery Park Purchased Loan Documents on its part to be performed or satisfied at or prior to the date hereof.

                  (ii) To Borrower Battery Park's knowledge the prior
            agents/lenders have complied with all of their agreements contained in the Battery Park Purchased Loan Documents and have satisfied all of the conditions contained in the Battery Park Purchased Loan Documents on their part to be performed or satisfied at or prior to the date hereof.

                  (iii) There exists no default, event of default or
            circumstance which with the giving of notice or the lapse of time would constitute default or event of default under the Battery Park Purchased Loan Documents.

                  (iv) "Substantial Completion" (as defined in the Ground Lease)
            of the Facility Battery Park occurred, to the best of Borrower Battery Park's knowledge, on November 29, 2001.

            (b) Borrowers and Guarantor each hereby releases, remises, acquits and forever discharges the Bank Parties, together with their employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing, the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by the prior agents/lenders under the Battery Park Purchased Loan Documents or any of the Released Parties prior to and including the date hereof in any way directly or indirectly arising out of or in any way connected to the Battery Park Purchased Loan Documents, including specifically but not limited to claims of usury.

      2.13. Notes Resize. Borrowers shall have the option, in their sole discretion, to request one or more resizings (a "NOTES RESIZE") of the Notes (i.e., request that a portion of the Loan evidenced by the Notes B be evidenced by and subject to the terms applicable to the Notes A) (a "RESIZING REQUEST") subject to the terms and conditions hereof to be effective on April 1, 2006, April 1, 2007 or the original Maturity Date (i.e., April 1, 2008) (if Borrowers have properly exercised the Extension Period). Borrowers' failure to elect a Notes Resize will not preclude Borrowers from exercising any subsequent Notes Resize.

            (a) Year One Resizing. To effectuate a Notes Resize effective April 1, 2006, Borrowers, at their option, shall submit a Resizing Request, no later than February 15, 2006. Such Resizing Request shall include: (i) a certification from the Borrowers that no Default exists, (ii) the amount of the Notes B which Borrowers are requesting be reallocated to Notes A, and (iii) a statement and calculation that the Debt Coverage Ratio

      - Notes Resize based upon such proposed resized Notes A is at least 1.30 to 1.00 and with respect to the entire Loan based upon such proposed resized Notes A and Notes B is at least 1.10 to 1.0 (both such Debt Coverage Ratios - Notes Resize being based on the six (6) consecutive month period immediately prior to the date of the Resizing Request).

            (b) Year Two Resizing. To effectuate a Notes Resize effective April 1, 2007, Borrowers, at their option, shall submit a Resizing Request, no later February 15, 2007. Such Resizing Request shall include the following: (i) a certification from the Borrower that no Default exists,
      (ii) the amount of the Notes B which Borrowers are requesting be reallocated to Notes A, and (iii) a statement and calculation that the Debt Coverage Ratio - Notes Resize based upon such proposed resized Notes A is at least 1.45 to 1.00 and with respect to the entire Loan based upon such proposed resized Notes A and Notes B is at least 1.15 to 1.0 (both such Debt Coverage Ratios - Notes Resize being based on the six (6) consecutive month period immediately prior to the date of the Resizing Request).

            (c) Maturity Date Resizing. To effectuate the Notes Resize on April 1, 2007, all the Notes A must be resized to include all the Notes B, and such resize will occur only if Borrowers satisfy the conditions to extend the Maturity Date set forth in Section 2.10 including without limitation the satisfaction of the Debt Service Coverage - Extension.

            (d) Upon confirmation by Agent of the accuracy of the information in any Resizing Request (or Extension request, as the case may be), effective as of April 1, 2006, April 1, 2007 or the original Maturity Date (i.e., April 1, 2008), as the case may be, the amounts of the individual Notes (i.e., by Borrowers in favor of each Lender) will be apportioned by Lenders in generally the same manner as the original amount of the Notes (i.e., each Facility will generally have the same share of the Loan as before the Notes Resize). Borrowers shall then execute and deliver new Notes to the Lenders upon return of the old Notes to Borrowers and
      Schedule 2 attached hereto will be replaced. Borrowers shall also execute such other instruments as Lenders shall reasonably require to effectuate a Notes Resize.

      2.14. Exit Fee. The Exit Fee will be due and payable upon maturity either on the Maturity Date or by acceleration caused by an Event of Default, in addition to a Facility Release and a prepayment. The Exit Fee is payable to GMACCM; provided however, that (a) if Borrower procures a permanent loan with or through GMACCM or any Affiliate thereof (i.e., Borrower satisfies all then-applicable underwriting and legal requirements of GMACCM or such Affiliate for its permanent loan program and does, in fact close such loan), then the Exit Fee shall be waived, and (b) in the event that the portion of the Loan attributable to the Facility Battery Park is paid off in conjunction with a conversion of the Facility Battery Park to condominiums and the sale thereof, the portion of the Exit Fee attributable to the Facility Battery Park shall be waived.

                       ARTICLE III - Payments to Lenders

      3.1. General Procedures. Borrowers will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed.

Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the offices of Agent.

      3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Bank Party or any corporation controlling any Bank Party, then, upon demand by such Bank Party, Borrowers will pay to Agent for the benefit of such Bank Party, from time to time as specified by such Bank Party, such additional amount or amounts which such Bank Party shall determine to be appropriate to compensate such Bank Party or any corporation controlling such Bank Party in light of such circumstances, to the extent that such Bank Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank Party's Notes, or participations in commitments under this Agreement.

      3.3. Increased Cost of LIBOR Amounts. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

            (a) shall change the basis of taxation of payments to any Bank Party of any principal, interest, or other amounts attributable to any LIBOR Amount or otherwise due under this Agreement in respect of any LIBOR Amount (other than taxes imposed on the overall net income of such Bank Party or any Lending Office of such Bank Party by any jurisdiction in which such Bank Party or any such Lending Office is located); or

            (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Amount (excluding those for which such Bank Party is fully compensated pursuant to adjustments made in the definition of LIBOR Based Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank Party; or

            (c) shall impose on any Bank Party or the interbank LIBOR deposit market any other condition affecting any LIBOR Amount, the result of which is to increase the cost to any Bank Party of funding or maintaining any LIBOR Amount or to reduce the amount of any sum receivable by any Bank Party in respect of any LIBOR Amount by an amount deemed by such Bank Party to be material, then such Bank Party shall promptly notify Agent and Borrowers in writing of the happening of such event and of the amount required to compensate such Bank Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrowers shall pay such amount to Agent for the account of such Bank Party and (ii) Borrowers may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Amounts due to such Bank Party under all Notes held by such Bank Party into Commercial Based Rate Amounts.

      3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank Party to fund or maintain LIBOR Amounts, or shall materially restrict the authority of any Bank Party to purchase or take offshore deposits of dollars or (b) any Bank Party determines that matching deposits appropriate to fund or maintain any LIBOR Amount are not available to it, or (c) any Bank Party determines that the formula for calculating the LIBOR Based Rate does not fairly reflect the cost to such Bank Party of making or maintaining loans based on such rate, then, upon notice by such Bank Party to Borrowers and Agent, and to the extent and for the duration of such illegality, impracticability or restriction, all LIBOR Amounts of such Bank Party which are then outstanding and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Commercial Based Rate Amounts of such Bank Party. Borrowers agrees to indemnify each Bank Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

      3.5. Funding Losses. In addition to its other obligations hereunder, Borrowers will indemnify each Bank Party against, and reimburse each Bank Party on demand for, any loss or expense incurred or sustained by such Bank Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank Party to fund or maintain LIBOR Amounts), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a LIBOR Amount on a day other than the day on which the applicable Interest Period ends, or (b) any conversion (whether authorized or required hereunder or otherwise) of all of any LIBOR Amount to a Bank Party into a Commercial Based Rate Amount on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

      3.6. Reimbursable Taxes. Borrowers covenant and agree that:

            (a) Borrowers will indemnify each Bank Party against and reimburse each Bank Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any LIBOR Amount (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Bank Party or any Lending Office of such Bank Party by any jurisdiction in which such Bank Party or any such Lending Office is located (all such non-excluded taxes, levies, costs and charges, collectively "REIMBURSABLE TAXES"). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

            (b) All payments on account of the principal of, and interest on, each Bank Party's Note, and all other amounts payable by Borrowers to any Bank Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrowers. In the event of Borrowers being compelled by Law to make any such deduction or withholding from any payment to any Bank Party, Borrowers shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrowers should make any deduction or withholding as aforesaid, Borrowers shall within 60 days thereafter forward to such Bank Party an official receipt or other official document evidencing payment of such deduction or withholding.

            (c) If Borrowers are ever required to pay any Reimbursable Tax with respect to any LIBOR Amount, Borrowers may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Amount to such Bank Party under all Notes held by such Bank Party into a Commercial Based Rate Amount, but such election shall not diminish Borrowers' obligation to pay all Reimbursable Taxes.

            (d) Notwithstanding the foregoing provisions of this section, Borrowers shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Bank Party, other than a Bank Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to the Loan Parties) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrowers shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Bank Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank Party may reasonably request for assisting such Bank Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank Party is subject to tax. As used in this section, "PRESCRIBED FORMS" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Bank Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrowers to make payments hereunder for the account of such Bank Party free of such deduction or withholding of income or similar taxes.

      3.7. Reimbursement Requests. Notwithstanding anything in this Agreement to the contrary, (i) no Bank Party shall be entitled to compensation or payment or reimbursement of other amounts under Sections 3.2 through 3.6 incurred or accruing more than ninety (90) days prior to the giving of notice to Borrowers of additional costs or other amounts of the nature described in such Sections, and (ii) no Bank Party shall demand compensation, payment or reimbursement under
Section 3.2 if it shall not at the time be the general policy or practice of such Bank Party to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

                  ARTICLE IV - Conditions Precedent to Lending

      4.1. Loan Funding. No Lender has any obligation to fund its portion of the Loan unless Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Lenders:

            (a) This Agreement and any other documents that the Loan Parties are to execute in connection herewith.

            (b) Each Note.

            (c) Each Loan Document listed on Schedule 1.

            (d) All items in the Preclosing Document List submitted to Borrowers by Agent in connection with the Loan.

            (e) All representations and warranties made by the Loan Parties in any Loan Document shall be true in all material respects on and as of the date of Closing.

            (f) No Event of Default shall exist at the date of Closing.

            (g) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred since the date of acceptance by Borrower of Agent's term sheet for the Loan dated January 25, 2005 that could reasonably be expected to cause a Material Adverse Change to, Loan Parties' financial condition or businesses.

            (h) The funding of such portion of the Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

                   ARTICLE V - Representations and Warranties

      To confirm each Bank Party's understanding concerning Borrowers and Borrowers' businesses, properties and obligations and to induce each Bank Party to enter into this

Agreement and to extend credit hereunder, Borrowers represent and warrant to each Bank Party that:

      5.1. Organization and Good Standing. Borrowers are duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Borrower is duly qualified to do business in each jurisdiction in which its applicable Facility is located and in all other jurisdictions where it does business in which the failure to do so would result in a Material Adverse Change. Borrowers shall not change the principal place of its business or the jurisdiction of formation without the prior written consent of Agent.

      5.2. Authorization. Borrowers have duly taken all action necessary to authorize the execution and delivery by them of the Loan Documents to which they are a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrowers are duly authorized to borrow funds hereunder.

      5.3. No Conflicts or Consents. The execution and delivery by Borrowers of the Loan Documents to which it is a party, the performance of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of Borrowers, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrowers, (ii) result in the acceleration of any debt owed by Borrowers, or
(iii) result in or require the creation of any Lien upon any assets or properties of Borrowers except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by Borrowers of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

      5.4. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and general principles of equity.

      5.5. Other Obligations and Restrictions. Borrowers have no outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrowers or material with respect to the Borrowers' financial condition and not disclosed in writing to the Bank Parties. Except as disclosed in writing to the Bank Parties, Borrowers are not subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

      5.6. Full Disclosure. No certificate, statement or other written information delivered herewith or heretofore by Borrowers to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrowers necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no material fact known to Borrowers that has not been disclosed to Bank Parties in writing which could cause a Material Adverse Change.

      5.7. Litigation. Except as disclosed in writing to Bank Parties: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrowers threatened, against Borrowers before any Tribunal which could cause a Material Adverse Change, and
(ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against Borrowers which could cause a Material Adverse Change.

      5.8. Insider. Neither Borrowers nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of Borrowers is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Bank Party, of a bank holding company of which any Bank Party is a subsidiary or of any subsidiary of a bank holding company of which any Bank Party is a subsidiary.

      5.9. Executive Order 13224. Borrowers and all persons or entities holding any legal or beneficial interest whatsoever in Borrowers are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the persons or entities referred to or described in Executive Order 13224 (Blocking Facility and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

      5.10. Not a Foreign Person. No Borrower is a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "CODE"), Sections 1445 and 7701 (i.e. No Borrower is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

      5.11. ERISA. (i) No Borrower is an "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) no Borrowers is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) the assets of the Borrowers do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (iv) one or more of the following circumstances is true: (1) Equity interests in Borrowers are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3 -1 01 (b)(2) or are securities issued by an investment company registered under the Investment Company Act of 1940; (2) Less than 25% of the value of any class of equity interests in Borrowers are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3 -1 01 (f)(2); or (3) Borrowers qualifies as an "operating company", a "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or
(e). Borrowers shall deliver to Agent such certifications and/or other evidence periodically requested by Agent, in its sole discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause the Loan Documents or any exercise of the Bank Parties' rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or violate ERISA or any state statute regulating governmental plans (collectively, a "VIOLATION"), shall be an Event of Default. Notwithstanding anything in the Loan Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrowers or the Facility(ies) (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Agent's opinion, negate Borrowers' representations in this subsection or cause a Violation. At least 15 days before consummation of any of the foregoing, Borrowers shall obtain from the proposed transferee or lienholder in form, substance and date satisfactory to Agent (i) a certification to Agent that the representations and warranties of this subsection will be true after consummation and (ii) an agreement to comply with this subsection.

      5.12. Intentionally Omitted.

      5.13. Litigation. There is no threatened or, to the best of Borrower's knowledge, pending revocation, suspension, termination, probation, restriction, limitation or non-renewal of any License or any similar accreditation or approval by or from any organization or Governmental Authority for healthcare providers, including, without limitation, the issuance of any provisional License or other License with a term of less than twelve (12) months, as a consequence of any sanctions imposed by any Governmental Authority. There is no threatened or pending assessment of any civil or criminal penalties by any Governmental Authority.

      5.14. Compliance with Laws. No Facility Related Person is in violation of any Governmental Requirement pertaining to the operation of the Facility, resident rights, employment practices, health standards or controls. Except as disclosed to, and approved by, the Bank Parties prior to the date hereof, the Facility Related Persons are in compliance with all accreditation standards and requirements to which each is subject. The Facility Related Persons have obtained or applied for all Licenses necessary to the ownership of their property and to the conduct of their activities which, if not obtained, could materially adversely affect the ability of the Facility Related Persons to conduct the activities of the Facilities as licensed Facilities, including, without limitation, as appropriate, the dispensing, storage, prescription, disposal, and use of drugs, medications and other "controlled substances" and the maintenance of cafeteria and other food and beverage facilities or services.

      5.15. Licenses and Certifications. Without implying any limitation to the other representations and warranties contained in this Agreement or any of the other Loan Documents, the Facility Related Persons have obtained all Licenses necessary or desirable under all Governmental Requirements for the operation of the Facilities as they are currently being operated. With respect to each License the Facility Related Persons possess or have applied for, (i) no default has occurred or is continuing under the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach of any condition to the issuance, maintenance, renewal and/or continuance thereof, (ii) the Facility Related Persons have paid all fees, charges and other expenses to the extent due and payable with respect to, and have provided all information and otherwise complied with all material conditions precedent to, the issuance, maintenance, renewal, and continuance of such License, (iii) none of the Licenses are conditional, provisional, probationary or restricted in any way, (iv) the Facility Related Persons have not received any notice from any Governmental Authority relating to any actual or pending suspension, revocation, restriction, or imposition of any probationary use of such License, nor has any License been materially amended, supplemented, rescinded, terminated, or otherwise modified except as otherwise disclosed in writing to, and approved by, Agent, (v) no Facility Related Person has made any previous assignment of any of the Licenses to any Person, except as security for loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, (vi) no financing statement covering any of the Licenses has been executed by a Facility Related Person or is on file in any public office, except for those financing statements relating to loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, and (vii) each License has been issued for a period of at least twelve (12) months from the date of issuance or for such lesser time to the extent the issuance for less than twelve
(12) months is not the consequence of any sanctions imposed by any Governmental Authority.

      5.16. Certain Payments. Neither the Borrowers nor any director, officer, member, partner, employee or agent of the Borrowers acting for or on behalf of the Borrowers have paid or caused to be paid, directly or indirectly, in connection with the business of the Borrowers:

            (a) any bribe, kickback or similar payment to any Governmental Authority or any agent of any supplier; or

            (b) any contribution to any political party or candidate (other than personal funds of directors, officers, members, partners, employees or agents not reimbursed by their respective employers or as otherwise permitted by applicable laws).

To the best of Borrowers' knowledge, the above representation is true and correct with respect to the other Facility Related Persons.

      5.17. Operating Agreements and Management Contracts. The Borrowers have furnished to Bank Parties photocopies of all material Operating Agreements and Management Contracts entered into with the Facility Related Persons, and all amendments, supplements and modifications thereto. With respect to each such Operating Agreement and Management Contract, (i) such Operating Agreement and Management Contract is or will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect, (ii) no default has occurred or is continuing under the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder, and no party thereto has attempted or threatened to terminate any such Operating Agreement and Management Contracts,
(iii) the Facility Related Persons have not made any previous assignment of the Operating Agreements and Management Contracts to any Person, except as security for loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, and (iv) no financing statement covering any of the Operating Agreements and Management Contracts is on file in any public office, except for those financing statements relating to loans and other financial accommodations which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof.

      5.18. Participation Agreements. The Facilities are private pay retirement communities and as such no Facility Related Person has entered into any Participation Agreements with respect to the Facilities.

      5.19. Hill-Burton Act. The Borrowers have not, nor to the best of the Borrowers' knowledge, has any prior owner of any Facility during the twenty (20) year period immediately preceding the date hereof, received any funds to finance the construction and/or acquisition of any Facility pursuant to Title VI of the Public Health Service Act (commonly referred to as the Hill-Burton Act) or Title XVI of the Public Health Service Act.

      5.20. Fraud and Abuse. Each Facility Related Person, its directors, officers and employees and other Persons providing services on behalf of the Facility Related Person have not engaged in any activities which are in violation of Section 1128A, 1128C or 1877 of the Social Security Act (42 U.S.C. Sections 1320a-7a, 1320a-7c and 1395nn), the False Claims Act (31 U.S.C. Section 3729 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. Section 3801 et seq.) or other federal or state laws and regulations, including, but not limited to, the following:

            (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

            (b) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

            (c) failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

            (d) knowingly and willfully offering, paying, soliciting, or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service, (B) in return for purchasing, leasing or ordering, or arranging for or recommending, purchasing, leasing or ordering any good, facility, service or item; or

            (e) billing a patient, resident or payor for health services specified in 42 U.S.C. Section 1395nn or any other similar or comparable federal or state laws, or providing such health services to a patient or resident, upon a referral from a physician where such physician has a financial relationship with the Facility Related Person to which no exception applies under each of the applicable laws.

      5.21. Assisted Living Licenses. No "assisted living" "supportive living" or "higher activity" services are being provided at the Facility Battery Park, Facility Creve Coeur or Facility Raleigh by the applicable Borrower (or to the best knowledge of the applicable Borrower, by an entity without the appropriate licenses for such services).

                       ARTICLE VI - Affirmative Covenants

      To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrowers, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, Borrowers warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement:

      6.1. Payment and Performance. Borrowers will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply in all material respects with every covenant, term and condition expressed or implied in the Loan Documents.

      6.2. Books, Financial Statements and Reports. Borrowers will maintain full and accurate books and records and bank accounts separate from those of its affiliates and any constituent party. Borrowers will maintain a standard system of accounting and will furnish or cause to be furnished the following statements and reports to Agent and Monitoring Agent at Borrowers' expense:

                     REQUIREMENT:                          FREQUENCY:                 DUE DATE:
                     ------------                          ----------                 ---------
Audited financial statements Borrowers, Managers and        Annually      Within 120 days after end of
Guarantor (which may be consolidated)                                     each calendar year

Unaudited financial statements of Borrower, Managers        Annually      Within 90 days after end of each
and Guarantor                                                             calendar year

Financial statements of Borrowers, Managers and            Quarterly      Within 45 days after end of each
Guarantor, certified by an officer of Borrowers,                          calendar quarter
Managers or Guarantor, as the case may be (which may
be consolidated)

Facility operating statements, including occupancy          Monthly       Within 30 days after end of each
data and rent rolls                                                       calendar month

Tax Returns of Borrowers and Guarantor (which may be      Upon Agent's    Within 30 days of the filing
consolidated)                                               Request       thereof

An aged accounts receivable report for each Facility      Upon Agent's    Within one hundred twenty (120)
in sufficient detail to show amounts due from each          Request       days after the end of each of
class of resident-mix (i.e., private, Medicare,                           Borrower's and Manager's fiscal
Medicaid, and VA) by the account age classifications                      years
of 30 days, 60 days, 90 days, 120 days and over 120
days.

All notices (regardless of form) from any and all           Variable      Within three (3) days after
licensing and/or certifying agencies that any                             receipt
Facility's license is being downgraded to a
substandard category, revoked, or suspended, or that
action is pending or being considered to downgrade to
a substandard category, revoke, or suspend any
Facility's license or certification.

A monthly summary of transactions under the Interest        Monthly       Within five (5) days after
Rate Protection Agreement                                                 receipt.

If, and as often as, reasonably requested by Agent or Monitoring Agent, Loan Parties will make further reports in such form as Agent or Monitoring Agent prescribes, setting out full data requested by Agent or Monitoring Agent and upon such request, deliver all items required by this Section in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Agent and Monitoring Agent. The statements and reports (but not the tax returns or the notices) required above shall be accompanied by the form of "Certificate Accompanying Financial Statements" attached hereto as Exhibit B.

      6.3. Other Information and Inspections. Borrowers will, as soon as reasonably practical, furnish any information which Agent or Monitoring Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Borrowers' businesses and operations. Borrowers will promptly furnish to Agent and Monitoring Agent any Administrative Notices it receives. Borrowers will permit representatives appointed by Agent or Monitoring Agent, including independent accountants, auditors, agents, attorneys, appraisers and any other Persons, to visit and inspect during normal business hours any of Borrowers' property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrowers shall permit Agent and Monitoring Agent or their representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Borrowers shall permit Agent, Monitoring Agent and their representatives and agents to enter upon each Facility and to inspect such Facility and all books, records, contracts, statements, invoices, bills, plans and specifications, shop drawings, appraisals, title and other insurance, reports and all other instruments and documents of any kind relating to the Facilities; and shall permit the photographing of any portions of the Facilities or any materials thereon.

      6.4. Notice of Material Events and Change of Address. Borrowers will promptly notify Agent in writing, stating that such notice is being given pursuant to this Agreement, of:

            (a) any Material Adverse Change in any Loan Party's financial condition,

            (b) the occurrence of any Event of Default, and

            (c) the filing of any suit or proceeding against any Loan Party in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, Borrowers will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change or Default relating to Borrowers, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing relating to Borrowers.

      6.5. Maintenance of Existence and Qualifications. Borrowers will maintain and preserve its existence in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law.

      6.6. Maintenance of Properties. Borrowers will maintain, preserve, protect, and keep, or cause to be kept, all the Facilities in a condition consistent with high quality senior and assisted living facilities in the applicable markets and at least consistent with the current conditions of the Facilities, ordinary wear and tear excepted, and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

      6.7. Performance on Borrowers' Behalf. If Borrowers fail to pay, or cause to be paid, any taxes, insurance premiums, ground rent, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent, after thirty (30) days notice to Borrowers (except no notice is required with respect to the payment of insurance premiums), may pay the same. Borrowers shall immediately reimburse Agent, or cause Agent to be reimbursed, for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

      6.8. Insurance. Borrowers will maintain the insurance coverages as described on Schedule 5 attached hereto.

      6.9. Interest Rate Protection Agreement. Borrowers shall cause Guarantor to (a) maintain interest rate protection as evidenced by the Interest Rate Protection Agreement; provided however, Borrowers or Guarantor may decrease the amount of the Interest Rate Protection Agreement (or reallocate the existing protection afforded thereby) so long as the principal amount of the protection afforded by the Interest Rate Protection Agreement is at least equal to the Principal Amount and notice of such decrease or reallocation is concurrently provided to Agent, (b) promptly notify Agent in each instance where Guarantor is required to post additional collateral to cover its obligations under the Interest Rate Protection Agreement and (c) promptly deliver all payments received by Guarantor under the Interest Rate Protection Agreement to Agent.

      6.10. Evidence of Compliance. Borrowers will furnish to Agent at Borrowers' expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrowers in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

      6.11. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrowers and the consummation of the transactions contemplated hereby, Borrowers will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar
Laws).

      6.12. Agreement to Deliver Loan Documents. Borrowers agree to deliver, to further secure the Obligations, whenever requested by Agent in its sole and absolute discretion, security agreements, financing statements and other loan documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Loan Document previously executed and not then released by Agent. Borrowers will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by each Loan Party in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

      6.13. Bank Accounts; Offset. To secure the repayment of the Obligations, each Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrowers now or hereafter held or received by or in transit to any Bank Party from or for the account of Borrowers, whether for safekeeping, custody, pledge, transmission, collection or otherwise (specifically excluding security deposits and other funds held on behalf of residents or tenants), (b) any and all deposits (general or special, time or demand, provisional or final) of Borrowers with any Bank Party, and (c) any other credits and claims of Borrowers at any time existing against any Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrowers), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

      6.14. Executive Order 13224. Neither Borrowers, nor any person or entity holding any legal or beneficial interest whatsoever in Borrowers, shall hereafter be included in, owned by, or controlled by, or act for or on behalf of, or provide assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the persons or entities referred to or described in Executive Order 13224 (Blocking Facility and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

      6.15. Intentionally Omitted.

      6.16. Change of Name, Identity or Structure. Borrowers will not change its name or identity (including its trade name or names) or if not an individual, Borrower's corporate, partnership or other structure (except as permitted in Section 7.1) without notifying Agent of such change in writing at least 30 days prior to the effective date of such change. At the request of Agent, Borrowers shall execute a certificate in form reasonably satisfactory to Agent listing the trade names under which Borrowers intend to operate the Facilities, and representing and warranting that Borrowers do business under no other trade name with respect to the Facilities.

      6.17. Estoppel Certificate. Borrowers shall at any time and from time to time furnish promptly upon request by Agent a written statement in such form as may be reasonably required by Agent stating that the Notes and the other Loan Documents are valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and general principles of equity; the unpaid principal balance of the Notes; the date to which interest on the Notes are paid; that the Notes and the other Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Notes or any other Loan Document, or if any of the foregoing statements are untrue, specifying the reasons therefor.

      6.18. Appraisal. Borrowers shall submit from time to time, within 30 days following written request of Agent, which request may not be made earlier than two years after the date of the appraisal furnished in connection with the closing of the Loan and not more often than annually thereafter (unless otherwise permitted hereunder [e.g., with respect to a Facility Release] or required by a Tribunal having jurisdiction over the Lenders), MAI appraisals of the Facilities by licensed appraisers satisfactory to Agent, such appraisals to be in the form and amount satisfactory to Agent. In lieu of obtaining appraisals from Borrowers hereunder, but subject to the limitation set forth in the previous sentence, Agent may itself obtain the appraisal and Borrowers shall pay the cost thereof to Agent within 30 days following written request of Agent.

      6.19. Title Insurance. Borrowers shall furnish to Bank Parties, at Borrowers' expense, a loan title insurance policy (the "LOAN POLICY") showing Bank Parties as the insured thereunder, in the amount of the Loan and in form and substance and written by the Title Company on behalf of an underwriter satisfactory to Bank Parties insuring a valid first lien upon the Facilities by virtue of the Security Instrument and containing no exceptions except those specifically permitted in writing by Bank Parties. If the underwriter issuing the Loan Policy becomes insolvent or is placed in receivership or for any other reason the Loan Policy becomes unenforceable, Borrowers shall furnish Bank Parties, at Borrowers' expense, another Loan Policy in the amount and in substitution for the original Loan Policy and meeting the above requirements. In this paragraph, the requirement to name "Bank Parties" on the Loan Policies will extend only to the Bank Parties as of the date hereof.

      6.20. Resident Agreements. The Borrowers will submit, or cause to be submitted, to Agent when requested by Agent, all information requested by Agent with respect to all Resident Agreements, excluding, however any medical or other private resident information.

      6.21. Conduct of Business and Compliance with Laws. The Borrowers covenant and agree that the Facility Related Persons will (i) comply with all Governmental Requirements, including, without limitation, the Occupational Safety and Health Act of 1970, regulations issued under the Omnibus Budget Reconciliation Act of 1987, any Governmental Requirement relating to "informed consents" and rights of residents, qualifications of staff, staffing requirements and delivery of services in a manner sufficient to protect the health and safety of residents, (ii) maintain in full force and effect all Licenses necessary to the ownership and/or operation of the Facility, (iii) maintain or cause to be maintained the standard of care for the residents of each Facility at all times at a level necessary to insure a level of quality care and services for the residents of each Facility no less than prudent industry standard, (iv) maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is in accordance with, at least, that of the highest prudent industry standard and in conformity with all Governmental Requirements, (v) operate, or cause to be operated, each Facility in a prudent manner in compliance with Governmental Requirements relating thereto and cause all Licenses, permits, and any other agreements necessary for the use and operation of each Facility remain in effect, (vi) correct or cause to be corrected any deficiency set forth in any Agency statement of deficiencies, the curing of which is a condition of continued licensure or for accreditation of the Facility, (vii) maintain or cause to be maintained sufficient inventory and equipment of types and quantities at each Facility to enable the Facility Related Persons to operate each Facility adequately and in a manner which will enable the Borrowers to comply with the provisions of the Loan Documents, and (viii) maintain or cause to be maintained all deposits, including, without limitation, deposits relating to residents or Resident Agreements in accordance with customary and prudent business practices and all Governmental Requirements; provided however, with respect to item (vi) above, Borrowers may in good faith, by appropriate proceedings, contest the validity or applicability of any deficiency set forth in any Agency statement of deficiencies and pending such contest Borrowers shall not be deemed in default hereunder if (1) such contest does not endanger the validity of any License in any manner that reasonably may inhibit the use of the applicable Facility in its current use, (2) such contest does not result in potential life safety issues for the residents of the Facility (in Agent's reasonable discretion), (3) Borrowers keep Agent reasonably informed as to the status of such contest, and (4) such contest is concluded prior to the Maturity Date (as it may be extended as provided herein).

      6.22. Insurance. The Borrowers shall ensure, or cause it to be ensured, that all healthcare providers with whom the Facility Related Persons contract to provide services at each Facility are insured against claims arising from such services (including, without limitation, malpractice coverage) with the same limits, if any, as applicable to the Borrowers pursuant to the Loan Documents or otherwise acceptable to Agent.

      6.23. Notices. The Borrowers shall promptly notify Agent in writing upon obtaining knowledge of the occurrence of:

            (a) the receipt by any Facility Related Person of any notice, claim or demand from any Governmental Authority which alleges that a Facility Related Person is in violation of any of the terms of, or has failed to comply with any Governmental Requirement regulating its operation and business, including, but not limited to, the

      Health Care Financing Administration or any division thereof, the Occupational Safety and Health Act and the Environmental Protection Act;

            (b) the actual, threatened or pending (A) revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew of any License, or (B) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any Governmental Authority, or (C) the assessment or threatened or pending assessment, of any civil or criminal penalties by any Governmental Authority or agent, or any accreditation organization;

            (c) any action, including, but not limited to the amendment of any License, or the issuance of any new License or certification for a Facility, under which a Facility Related Person proposes (A) to develop a new facility or service, (B) change any existing facility or service, or
      (C) to eliminate any existing or proposed service, which action requires the Facility Related Person to seek either a certificate of need approval or exemption from certificate of need review or which requires amendment of any License or the issuance of any new License or certificate for a Facility; or

            (d) any other development in the business or affairs of the Facility Related Persons which could have a Material Adverse Change;

      in each case describing in detail satisfactory to Agent in its sole discretion the nature thereof and the action the Borrowers proposes to take with respect thereto.

      6.24. Deficiency Notices. Without implying any limitation on any other provisions of this Agreement or any of the other Loan Documents, the Borrowers will furnish or cause to be furnished to Agent immediately after receipt thereof copies of all (A) Deficiency Notices, (B) Agency inspection reports, audits, surveys, investigations, reviews or evaluations, (C) notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements or the like, and (D) responses by, or on behalf of, the Facility Related Persons with respect to any of the foregoing. The Borrowers shall or shall cause the Facility Related Persons to promptly commence and diligently pursue the correction of the subject of each Deficiency Notice, and shall correct the subject of the Deficiency Notice promptly, but in any event prior to the expiration of any period allowed by the Agency for correction. The Borrowers shall, at Agent's request, promptly provide from time to time such cost estimates, reports and other information as Agent may require to demonstrate to Agent's satisfaction that the Facility Related Persons have the financial and other ability to effect the correction and are taking the actions required by this Section.

      6.25. Census Report and Surveys. The Borrowers will furnish to Agent promptly following the request of Agent reports of each Facility periodic resident census with a breakdown with respect to the source of payment, licensure survey results, accreditation survey results and such other information relating to the operation of each Facility as may reasonably be requested by Agent from time to time.

      6.26. Renewal of Agreements. The Borrowers will or will cause the Facility Related Persons to take any and all steps necessary to renew all Resident Agreements, and Operating Agreements and Management Contracts, except to the extent that the applicable Borrower deem such renewal to be, in the exercise of prudent business judgment, contrary to the best interests of such Borrower.

      6.27. Compliance with Healthcare Information Laws.

            (a) Without limiting the generality of any other provision of this Agreement including, without limitation, any other representation or warranty made herein, each of the Facility Related Persons and the Facilities is in compliance with all applicable statutes, laws, ordinances, rules and regulations of any federal, state or local governmental authority with respect to regulatory matters primarily relating to patient healthcare and/or patient healthcare information, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder ("HIPAA") (collectively, "HEALTHCARE LAWS"). The Facility Related Persons have maintained and shall maintain in all material respects all records required to be maintained by any governmental agency or authority or otherwise under the Healthcare Laws and there are and shall be no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. The Facility Related Persons have and will maintain such permits, licenses, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities as are necessary under applicable Law to own each Facility and to conduct their respective business in connection with each Facility (including without limitation such permits as are required under such the Healthcare Laws).

            (b) To the extent that and for so long as (i) any of the Facility Related Persons is a "covered entity" within the meaning of HIPAA or (ii) any of the Facility Related Persons (with respect to its operation of the Facilities) and/or their respective business and operations (with respect to the Facility) are subject to or covered by the so-called "Administrative Simplification" provisions of HIPAA, Borrowers (x) have undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of the Facility Related Persons to be HIPAA Compliant (as defined below); (y) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA COMPLIANCE PLAN"); and (x) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that the Facility Related Persons are or become HIPAA Compliant. For purposes hereof, "HIPAA COMPLIANT" shall mean that the Facility Related Persons (x) are or will be in compliance with each of the applicable requirements of the so-called "ADMINISTRATIVE SIMPLIFICATION" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA COMPLIANCE DATE") and (y) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect Borrowers' business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by the Facility Related Persons of the then effective provisions of HIPAA.

      6.28. Operating Budget. The applicable Borrower or Manager shall provide Agent for its approval an annual Operating Budget no later than December 1 of each year, which addresses all operating aspects of each Facility, including capital expenditures, together with such additional information as Agent may reasonably request concerning such proposed Operating Budget. Borrower agrees that no material changes will be made to the Operating Budget without the prior written approval of Agent. Each Facility will be operated in accordance with its Operating Budget.

      6.29. Immediate Repair Obligations. Reference is made to the Facility Review Reports listed on Schedule 3 attached hereto. Each Borrower covenants and agrees to complete, or cause to be completed, the repair work (the "IMMEDIATE REPAIRS") identified the applicable Facility Review Report within 90 days from the date hereof and provide evidence reasonably satisfactory to Agent that the Immediate Repairs have been completed, all of which shall be performed in a manner satisfactory to Agent and shall be subject to inspection by Agent. Failure to complete the Immediate Repairs in the manner and within the time period set forth above shall constitute an Event of Default under this Agreement.

      6.30. Debt Service Reserve.

            (a) As additional collateral for the obligations of the Borrowers under the Loan Documents, Borrower shall deposit with Agent, for the benefit of the Lenders, cash or Letter of Credit, at Borrower's option, in the amount of the Debt Service Reserve. The Debt Service Reserve, if cash, will be held by the Agent in an interest bearing account for the benefit of Borrowers.

            (b) Upon the occurrence and during the continuation of an Event of Default, Agent may, but shall not be obligated, to apply at any time and from time to time, all or a portion of the Debt Service Reserve, if cash (or draw upon the Debt Service Reserve, if a Letter of Credit, and apply the proceeds) against the Loan in whatever order Agent shall subjectively determine. Agent, for the benefit of the Lenders, shall have a perfected security interest in the Debt Service Reserve as additional security to secure payment of the Notes and Borrowers shall execute and deliver to Agent such further financing statements and take such other action as Agent may require to evidence and/or perfect its security interest in the Debt Service Reserve, including, without limitation, if cash, the execution and delivery to Lender of a pledge and security agreement in form reasonably satisfactory to Agent. Borrowers hereby authorize Agent to file any financing statement or financing statement amendment covering the security interest created in the Debt Service Reserve without the signature of any Borrower.

      6.31. Management of the Facilities. The management of each Facility shall be by the applicable Manager under the applicable Management Agreement. Any management agreement shall provide for a maximum allowable management fee of 4% of gross revenues. In no event shall any Manager be removed or replaced or the terms of any Management Agreement modified or amended without the prior written consent of Agent and with respect to the Facility Battery Park, with the consent of the Landlord under the Ground Lease. After an Event of Default or a default under any Management Agreement then in effect, which default is not cured within any applicable grace or cure period, Agent shall have the right to terminate, or to direct Borrowers to terminate, such Management Agreement upon 60 days' notice and to retain, or to direct Borrowers to retain, a new management agent approved by Agent. It shall be a condition of Agent's consent to any management agreement, whether with an affiliate of Borrowers or otherwise, that such manager enter into an agreement with Agent whereby the manager acknowledges and agrees to the aforesaid rights of Agent and as to such other matters as Agent may reasonably require.

      6.32. Financial and Occupancy Covenants.

            (a) During the first year of the Loan, the Facilities must have achieved:

                  (i) both a Debt Coverage Ratio - Actual of at least 1.20 to
            1.00 concerning Notes A and Debt Coverage Ratio - Actual of at least
            1.00 to 1.00 concerning Notes A and Notes B, for each calendar quarter, measured as an average over such calendar quarter (i.e., on June 30, 2005, September 30, 2005, December 31, 2005, and March 31,
            2006); and

                  (ii) a minimum aggregate Occupancy Ratio of at least 75%
            measured as an average over such calendar quarter (i.e., on June 30, 2005, September 30, 2005, December 31, 2005, and March 31, 2006).

            (b) During the second and each subsequent year of the Loan, the Facilities must have achieved:

                  (i) both a Debt Coverage Ratio - Actual of at least 1.25 to
            1.00 concerning Notes A and, and if Notes B are outstanding, Debt Coverage Ratio - Actual of at least 1.10 to 1.00 concerning Notes A and Notes B, for each calendar quarter, measured as an average over such calendar quarter (i.e., on June 30, 2006, September 30, 2006, December 31, 2006, and March 31, 2007, and so on); and

                  (ii) a minimum aggregate Occupancy Ratio of at least 80%
            measured as an average over such calendar quarter (i.e., on June 30, 2006, September 30, 2006, December 31, 2006, and March 31, 2007, and
            so on).

            (c) If the Facilities fail to meet the covenants in (a) or (b) above, the Borrowers may prevent an Event of Default from occurring as a result of such failure if Borrowers deliver to Agent prior to the due date of the statements which would report such Event of Default:

                  (i) with respect to any first failure, (A) a fee in the amount of $100,000, which fee will not be applied to any Obligations and will be retained by the Lenders prorata as consideration for waiving the Event of Default and (B) $500,000 deposited into the Debt Service Reserve and pledged as additional collateral for the Loan (pursuant to a pledge agreement in form and content acceptable to Agent) and may be in the form of a Letter of Credit (the "ADDITIONAL COLLATERAL"); or

                  (ii) with respect to any second failure, (A) a fee in the
            amount of $150,000, which fee will not be applied to any Obligations and will be retained by the Lenders prorata as consideration for waiving the Event of Default and (B) $1,000,000 deposited into the Debt Service Reserve and pledged as additional collateral for the Loan (pursuant to a pledge agreement in form and content acceptable to Agent) and may be in the form of a Letter of Credit (also "ADDITIONAL COLLATERAL").

            (d) Following deposit of the Additional Collateral and if the financial covenants in (a) or (b) above are subsequently satisfied for two
      (2) consecutive calendar quarters, any Additional Collateral not previously applied to the Obligations as provided in (e) below will be released to Borrowers.

            (e) Any third (or subsequent) failure to meet the financial covenants in (a) or (b) above is not capable of being cured by the payment of money or deposit of Additional Collateral, will constitute an Event of Default and the Additional Collateral may be applied to the Obligations in the manner provided in Section 2.11(b). Additionally, if an Event of Default occurs other than the failure to meet the financial covenants in
      (a) or (b) above, the Additional Collateral may be applied to the Obligations in the manner provided in Section 2.11(b).

      6.33. Licenses and Contracts. As additional security for payment of the Loan and performance of the Obligations, Borrowers hereby transfer and assign to Agent and the Lenders and grants to Agent and the Lenders, to the extent assignable, a lien on and security interest in all of Borrowers' rights, title and interest in, but not its obligations under, the Licenses and Contracts upon the following terms and conditions:

            (a) Neither this assignment nor any action by Agent or the Lenders will constitute an assumption by Agent or the Lenders of any obligations under the Licenses and Contracts, and Borrowers shall continue to be liable for all obligations of Borrowers thereunder. Each Borrower agrees to perform all of its obligations under the Licenses and Contracts and to enforce the performance of each and every obligation in the Licenses and Contracts to be performed by any other party thereto.

            (b) Agent shall have the right at any time (but shall have no obligation) to take, in its name or in the name of a Borrower, such action as Agent may at any time determine to be necessary or advisable to cure any default by a Borrower under Licenses and Contracts or to protect the rights of Borrowers or Agent thereunder.

            (c) Each Borrower irrevocably authorizes Agent to enforce all rights of Borrowers under Licenses and Contracts during any period in which an uncured Event of Default exists; provided, however, Agent shall have no obligation to enforce such rights.

            (d) Prior to an Event of Default, Borrowers shall have the right to exercise its rights as owner under the Licenses and Contracts; provided, however, Borrowers shall not cancel, amend, modify or waive any provision of the Licenses and Contracts or do, or suffer to be done, any act which would impair the security constituted by this assignment without the prior written consent of Agent.

            (e) Borrowers have obtained all third party consents which are or may be required in respect of this assignment, which consents must be in form and substance satisfactory to Agent.

Each Borrower hereby authorizes Agent to file any financing statement or financing statement amendment covering the security interest created in this section without the signature of such Borrower.

      6.34. Capital Expenditures. Each Borrower shall make average capital expenditures for its Facility of $300 per unit per year, and within forty-five
(45) days of the end of each calendar year, provide evidence thereof satisfactory to Agent. In the event that a Borrower fails to do so, each such Borrower shall, upon Agent's written request, immediately establish and maintain a capital expenditures reserve fund with Agent equal to the difference between the required amount per unit and the amount per unit actually spent by such Borrower (the "CAPITAL IMPROVEMENT ACCOUNT"). Each Borrower grants to Agent a right of setoff against all moneys in the Capital Improvement Account, and shall not permit any other Lien to exist upon such account. The proceeds of the Capital Improvement Account will be additional collateral for the Loan and be disbursed upon Agent's receipt of satisfactory evidence that Borrower has made the required capital expenditures. During the continuance of an Event of Default concerning Borrower's obligation to maintain its Facility in good condition and repair, Agent may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the Capital Improvement Account for such purpose. During the continuance of an Event of Default concerning Borrower's obligation to maintain its Facility in good condition and repair, to the extent there are insufficient moneys in the Capital Improvement Account for such purposes, all funds advanced by Agent to make such capital expenditures shall constitute a portion of the Loan, shall be secured by the Loan Documents and shall accrue interest at the Default Rate until paid. During the continuance of any other Event of Default, Agent may, but shall not be obligated to, setoff and apply any funds in Capital Improvement Account to the payment of the Loan.

                        ARTICLE VII - Negative Covenants

      To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrowers, and to induce each Bank Party to enter into this

Agreement, Borrowers warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement:

      7.1. Borrowers' Entity Ownership Structure. Borrowers acknowledge that Agent and Lenders have examined and relied on the creditworthiness and experience of Borrowers and their ultimate corporate parent, Guarantor, in owning and operating properties such as the Facilities in agreeing to make the Loan. Except as permitted in the last sentence of this Section 7.1, no Borrower will permit a sale, conveyance, alienation, mortgage, encumbrance, pledge or similar transfer in the direct or indirect ownership interests in the Facilities or in the Borrowers or any constituent member(s) thereof without the prior written consent of Agent, which consent may be withheld in Agent's sole discretion, provided, notwithstanding the foregoing, there shall be no restriction on transfers of direct or indirect ownership interests in Guarantor. Agent shall not be required to demonstrate any actual impairment of Lenders' security or any increased risk of default hereunder in order to declare the Loan immediately due and payable upon Borrowers' sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer as prohibited by this Section 7.1 without Agent's written consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer prohibited by this Section 7.1 regardless of whether voluntary or not, or whether or not Agent has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer. A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section includes, with respect to Borrowers and any constituent members of Borrowers (a) any merger or consolidation of such entity or of any entity directly or indirectly (at any tier) controlling such entity, (b) the change, removal or resignation of a managing member or of a non-member manager (or if no managing member or non-member manager, any member), or the direct or indirect (at any tier) transfer of the legal or beneficial ownership of membership interests or "units" of a managing member or of a non-member manager (or if no managing member or non-member manager, any member) or any profits or proceeds relating to such membership interests or "units", (c) the voluntary or involuntary sale, exchange, conveyance or direct or indirect (at any tier) transfer of membership interests or "units" in such limited liability company, or the creation or issuance of new membership interests or "units" in one or a series of transactions, in any such case the result of which is that an aggregate of more than forty-nine percent (49%) of such company's membership interests or "units" shall be vested, legally or beneficially, in a party or parties who are not now members, or (d) the removal, resignation or substitution of the Manager or the merger, consolidation or voluntary or involuntary sale, exchange, conveyance or direct or indirect (at any tier) transfer of the controlling interest in the Manager's stock, partnership interests or membership interests, as applicable, from parties who are not now currently holders of such ownership interests. A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of Borrowers' interests in the Facilities is restricted as set forth in Section 8.1(i)(2). Notwithstanding anything to the contrary contained herein, the following transactions are specifically permitted (w) transfer(s) of 100% of the ownership interests in Borrower Battery Park to Brookdale Development, LLC, a Delaware limited liability company, (x) an initial public offering (an "IPO") of Guarantor or the 100% direct or indirect owner of Guarantor (the "IPO Entity"), and in connection therewith the contribution by the owner of Guarantor of its ownership interests in Guarantor to the IPO Entity, (y) the transfer of ownership interests in the IPO Entity or (z) direct or indirect transfers of the ownership interests in Guarantor, provided that Guarantor, in the case of (1) transactions under clause (x) and (2) transactions under clause (z) that involve the transfer of in excess of 49% of the ownership interests in Guarantor provides Agent at least thirty (30) days prior written notice of such transfer.

      7.2. Limitation on Mergers, Issuances of Securities. No Borrower will liquidate or merge or consolidate with or into any other business entity.

      7.3. Limitation on Additional Debt. No Borrower will create, assume, incur or suffer to exist any Liabilities other than

            (a) the Obligations; and

            (b) trade payables and accrued expenses, each arising in the ordinary course of business.

      7.4. Single Purpose Entities.

            (a) Borrowers do not and will not own any asset or property other than: (i) its respective Facility and (ii) personal property used by Borrower in the ownership or operation of such Facility.

            (b) Borrowers do not and will not engage in any business other than the ownership, management and operation of its respective Facility and Borrowers will conduct and operate their businesses in all material respects as presently conducted and operated and will not change the use of their respective Facilities.

            (c) Borrowers will not enter into any contract or agreement with Guarantor or an affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length third-party basis.

            (d) Borrowers have not incurred and will not incur any indebtedness, including any leases or other financing for equipment, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation and including any Loan owing to a partner or member in, or an affiliate of, Borrowers), other than the Loan, FF&E Financing and trade and operational debt (not including any FF&E Financing) provided such trade and operational debt is incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances. Except with Agent's prior written approval in each instance, no indebtedness other than the Loan is or shall be secured by the Facilities. Agent's approval shall be granted or withheld at Agent's sole discretion.

            (e) Borrowers have not made and will not make any loans or advances to any third party (including any constituent party, Guarantor or any affiliate of Borrowers, or any constituent of Guarantor), except in de minimus amounts in the ordinary course of business and of the character of trade or operational expenses.

            (f) Borrowers have done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Borrowers will not, nor will Borrowers permit any party to amend, modify or otherwise change the partnership certificate, partnership agreement, operating agreement, articles of organization or other organizational documents, as the case may be, of Borrowers or Guarantor in a manner which would adversely affect Borrowers' existence as a single purpose entity.

            (g) Borrowers will maintain books and records and bank accounts separate from those of its affiliates and any constituent party, and Borrowers and Guarantor each will file or cause to be filed separate tax returns, if required. Borrowers shall not change the principal place of its business or the jurisdiction of formation without the prior written consent of Agent.

            (h) Borrowers are and will be, and at all times will hold themselves out to the public as, a legal entity separate and distinct from any other entity (including any affiliate or constituent party of Borrowers or any affiliate or constituent party of Guarantor), and will use and conduct its business in its own name.

            (i) Neither Borrowers nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Borrowers.

            (j) Borrowers will not commingle their funds (except in accordance with the central cash management system disclosed to Agent) and other assets with those of, or pledge its assets for the benefit of, any affiliate or constituent party of Borrowers, any affiliate or constituent party of Guarantor, or any other person.

            (k) Borrowers do not or will not hold themselves out to be responsible for the debts or obligations of any other person and does not or will not pay another person's liabilities out of its own funds.

Borrowers will cause each Borrowers' managing member to comply with each of the provisions of this Section with respect to such entity's operation and status as a single purpose entity.

      7.5. Intentionally Omitted.

      7.6. Licenses. No Borrower will allow any breach, withdrawal, rating reduction, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse or forfeiture of any License, permit, right, franchise or privilege necessary for the ownership or operation of its Facility for the purposes for which such Facility is currently being operated.

      7.7. Agreements. Borrowers will not allow any breach, withdrawal, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse, alteration, forfeiture or modification of any material Operating Agreements and Management Contracts.

      7.8. Participation Agreements. Neither Borrowers nor any Facility Related Persons will be a party to a Participation Agreement with respect to a Facility.

      7.9. Amendments; Terminations. Borrowers will not amend or terminate or agree to amend or terminate any material License or consent to a waiver of, or waive, any material provisions thereof or amend or terminate or agree to amend or terminate, any material Operating Agreements and Management Contracts.

      7.10. Assisted Living Licenses. Borrowers will not provide "assisted living" "supportive living" or "higher activity" services in the Facility Battery Park, Facility Creve Coeur or Facility Raleigh without providing Agent a copy of the licenses for such services and an opinion of counsel reasonably acceptable to Agent that such license is the only license necessary to provide such services.

                 ARTICLE VIII - Events of Default and Remedies

      8.1. Events of Default. Each of the following events constitutes an "EVENT OF DEFAULT" under this Agreement:

            (a) any Borrower fails to pay any installment of principal, interest or other charges required under the Notes or the Loan Documents within ten
      (10) days after the same becomes due and payable; or

            (b) Guarantor, the Manager for Facility Glen Ellyn or any Borrower, as applicable, fails to pay any respective Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within twenty (20) days after written notice that the same is due; or

            (c) Guarantor, the Manager for Facility Glen Ellyn or any Borrower, as applicable, fails to timely and properly observe, keep or perform any covenant, agreement, warranty or condition herein or in any other Loan Document required to be observed, kept or performed by any such entity, other than those referred to in any other subsection of this Section 8.1 except this subsection (c), if such failure continues for thirty (30) days after receipt by such entity of written notice and demand for the performance of such covenant, agreement, warranty or condition, provided that if the applicable entity shall within such thirty (30) day period commence action to cure such failure but is unable, by reason of the nature of the performance required, to cure same within such period, and if the applicable entity continues such action thereafter diligently and without unnecessary delays, no Event of Default shall exist under this
      Section 8.1(c) until the expiration of a period of time as may be reasonably necessary to cure such failure, provided further that in any event it shall be an Event of Default if the applicable entity has not cured such failure is not cured on or before ninety (90) days after receipt by the applicable entity of the above described written demand for performance; or

            (d) any representation or warranty contained herein or in any other Loan Document is false or misleading in any material respect and such representation remains false or misleading thirty (30) days after written notice thereof from Agent to the applicable entity; or

            (e) Guarantor, the Manager for Facility Glen Ellyn (or its member) or any Borrower (or its member):

                  (i) suffers the entry against it of a judgment, decree or
            order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of ninety (90) days; or

                  (ii) commences a voluntary case under any applicable
            bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within ninety (90) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside; or

            (f) the holder of any Lien on a Facility or any portion thereof (without hereby implying the consent of the Agent to the existence or creation of such Lien) institutes foreclosure proceedings for the enforcement of its remedies thereunder; or

            (g) a Facility or any part thereof is taken on execution or other process of law in any action against a Borrower(s); or

            (h) a Borrower abandons all or a material portion of a Facility; or

            (i) without the prior written consent of the Agent (which consent may be withheld for any reason or for no reason), (1) an unpermitted sale, conveyance, alienation, mortgage, encumbrance, pledge or similar transfer occurs under Section 7.1 (Borrowers' Entity Ownership Structure) or (2) any Borrower sells, leases (other than commercial leases in the ordinary course of business which cover less than 1,000 square feet and Resident Agreements), exchanges, assigns, transfers, conveys or otherwise disposes of, all or any part of a Facility or any interest therein (except for the disposition of worn-out or obsolete personal property or fixtures under the circumstances described in subsection 2.2(h) of the Security Instrument), or legal or equitable title to a Facility, or any part thereof or any interest in a Facility is vested in any other party, in any manner whatsoever, by operation of law or otherwise, whether any of the foregoing is voluntary or involuntary, it being understood that the consent of the Agent required hereunder may be refused by the Agent in its sole and absolute discretion or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of the Agent, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the Loan, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the obligations under the Loan Documents; or

            (j) without the prior written consent of the Agent (which consent may be withheld for any reason or for no reason), a Borrower creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien (except for (i) the applicable Permitted Encumbrances [as defined in the Security Instruments], (ii) the lien for ad valorem taxes on each Facility which are not delinquent and (iii) any lien being contested pursuant to the provisions of subsection 2.2(g) of the Security Instrument), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering a Facility, or any part thereof, other than encumbrances permitted by the Agent, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created herein or in any other Loan Document, or acquires any fixtures, equipment or other property forming a part of a Facility pursuant to a lease, license or similar agreement, it being understood that the consent of the Agent required hereunder may be refused by the Agent in its sole and absolute discretion or for any reason or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of the Agent including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the Loan, to require payment of any amount as a fee or other consideration and to require a payment on the principal of the Loan; or

            (k) the failure of a Borrower to provide or maintain any insurance coverages required hereby and such failure continues for three (3) Business Days after receipt by the applicable Borrower of written notice of such failure; or

            (l) except as otherwise permitted herein, Guarantor, the Manager for Facility Glen Ellyn (or its sole member) or any Borrower (or its sole member) dissolves or liquidates or merges or consolidates or any interest in a Borrower, or any constituent member of a Borrower, is sold, assigned, transferred, mortgaged, pledged, encumbered, or otherwise disposed of, voluntarily or involuntarily, without the prior written consent of Agent; or

            (m) a violation of the provisions of Section 14(a) or 14(b) of the Guaranty; or

            (n) any involuntary, imposed, required, actual, threatened or pending revocation, suspension, termination, probation, restriction, limitation, forfeiture or refusal to renew, any License necessary or material to the operation of a Facility; or

            (o) if the United States Department of Health and Human Services, Office of the Inspector General, or any federal, state or local Agency brings a claim, demand or cause of action against a Facility Related Person or any shareholders, partners, members, directors, officers, employees or agents of a Facility Related Person for violation of Section 1128A, 1128C or 1877 of the Social Security Act (42 U.S.C. Sections 1320a-7a, 1320a-7c and 1395nn), the False Claims Act (31 U.S.C. Section 3729 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C.
      Section 3801 et seq.) or other similar Governmental Requirements; or

            (p) Borrower Battery Park commits an "event of default" under the Ground Lease; or

            (q) in the event the Manager of the Facility Battery Park is replaced without the prior consent of the landlord under the Ground Lease and the Agent; or

            (r) an Event of Default occurs under Section 6.32 and is not cured as provided therein, or

            (s) a Borrower or Guarantor commits a default or event of default under the Interest Rate Protection Agreement; or

            (t) the Interest Rate Protection Agreement terminates as a result of a default thereunder by a Borrower or Guarantor and substitute Interest Rate Protection Agreement and Interest Rate Protection Consent are not executed and delivered within five (5) business days of such termination; provided however, if the Termination Proceeds due to Borrowers and Guarantor under the Interest Rate Protection Agreement are paid to Agent (which payment, in Lenders' sole and absolute discretion, may be used to purchase new interest rate protection under Section 8.4, held as additional collateral for the Loan or applied to the Loan) then (i) the underlying Event of Default under Sections 8.1(s), 8.1(t) and/or 8.1(u) will be deemed waived and (ii) Borrowers' and/or Guarantor's requirement to maintain interest rate protection under the Loan Documents will also be deemed waived;

            (u) except in the case of a termination or reallocation permitted by
      Section 6.9(a) hereof, a Borrower or Guarantor (i) amends or modifies the Interest Rate Protection Agreement in a manner adverse to Borrower or Guarantor or (ii) terminates the Interest Rate Protection Agreement, without the prior written consent of Agent; or

            (v) notification of Agent or the Lenders by Borrower Creve Coeur of its election pursuant to Mo. Rev. Stat. ss.443.055 to terminate the operation of the Security Instrument concerning Facility Creve Coeur as security for future advances or future obligations.

Upon the occurrence of an Event of Default described in subsection (e)(i),
(e)(ii), or (e)(iii) of this section, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers. During the continuance of any other Event of Default, Agent at any time and from time to time may, without notice to Borrowers, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers.

      8.2. Remedies. If any Event of Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. Notwithstanding the foregoing, no Lender may exercise any right or remedy granted to Agent unless pursuant to Section 1.7.

      8.3. General Remedy Parameters. The remedies under this Agreement are cumulative with the remedies provided in the other Loan Documents, by Law or in equity and may be exercised independently, concurrently or successively in Agent's sole discretion and as often as occasion therefor may arise. Agent's delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy. No partial exercise by Agent of any right or remedy will preclude further exercise thereof. Notice or demand given to Borrowers in any instance will not entitle Borrowers to notice or demand in similar or other circumstances nor constitute Agent's waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Agreement to be given). Agent may release other security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Debt, in each case without prejudice to its rights under this Agreement and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Agent will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

      8.4. Special Interest Rate Protection Agreement Remedies. If an Event of Default exists as a result of the failure to maintain the Interest Rate Protection Agreement as provided herein, Agent may, but is not required to, obtain the interest rate protection which should have been afforded by the Interest Rate Protection Agreement, which protection will be at Borrower's sole cost and expense and in form and content acceptable to Agent in its discretion. Even if such Event of Default is cured, Agent may, but is not required to, maintain, such protection through the Maturity Date, as it may be extended.

                           ARTICLE IX - Miscellaneous

      9.1. Waivers and Amendments; Entire Understanding; Acknowledgments.

            (a) Waivers and Amendments; Entire Understanding. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Loan Party shall in any case of itself entitle any Loan Party to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Loan Party, by such Loan Party, (ii) if such party is Agent, by Agent, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of such Lender.

            (b) Acknowledgments and Admissions. Each Loan Party hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward any Loan Party with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between a Loan Party, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Loan Party and any Bank Party, (vii) Agent is not any Loan Party's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, no Loan Party is relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or

      Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

            (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      9.2. Survival of Agreements; Cumulative Nature. Borrowers' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrowers are terminated. All statements and agreements contained in any certificate or other instrument delivered by Borrowers to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrowers or agreements and covenants of Borrowers under this Agreement. The representations, warranties, indemnities, and covenants made by Borrowers in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

      9.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the applicable Borrower at the address of Borrowers specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, or (b) in the case of registered or certified United States mail, three
(3) days after deposit in the mail. Agent shall be entitled to rely and act upon notices purportedly given by or on behalf of Borrowers even if (a) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (b) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify each Bank Party from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of Borrowers. Telephonic notices to and other communications with Agent may be recorded by Agent and the parties hereto hereby consent to such recording.

      9.4. Payment of Expenses; Indemnity.

            (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrowers will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent and the Lenders (including reasonable attorneys' fees, appraisal fees, search fees, escrow fees, consultants' fees and engineering fees, title insurance premiums, survey costs, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution, delivery and enforcement of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and
      (3) the borrowings hereunder, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including reasonable attorneys' fees, consultants' fees and accounting fees) in connection with a Facility Release or the defense or enforcement of any of the Loan Documents (including and Protective Advance and this section) (other than enforcement or defense against another Bank Party) or the defense of any Bank Party's exercise of its rights thereunder (other than enforcement or defense against another Bank Party). Notwithstanding the foregoing, Borrowers will not be obligated to reimburse (I) the first $25,000 of legal fees of GMACCM/GMACCM Bank with respect to the closing of the Loan or (II) any third party consultants or engineers engaged only by GMACCM or GMACCM Bank.

            (b) Indemnity. Borrowers agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (collectively, "LIABILITIES AND COSTS") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein.

      THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

      provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including a Loan Party or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

      9.5. Joint and Several Liability. All Obligations which are incurred by two or more Persons shall be their joint and several obligations and liabilities.

      9.6. Parties in Interest/Assignments. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Loan Party may assign, transfer, pledge or otherwise encumber any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Agent. Borrowers hereby consent to Lender's assignment, transfer, pledge or other encumbrance of the Loan Documents or any interest therein and to the dissemination to such assignee, transferee, pledgee or encumbrancee of any information it has pertaining to the Loan. No Loan Party nor any Affiliates of a Loan Party shall directly or indirectly purchase any Obligations owed to any Lender. Borrowers will agree to such modifications to the Loan Documents as will facilitate an assignment, transfer, pledge or other encumbrance (in whole or in part) of a Lender's duties hereunder, provided that such modifications will not materially add to the obligations, or decrease the rights, of Borrowers. It is understood that any such assignment, transfer, pledge or other encumbrance in whole or in part by Lender will not result in additional expenses to Borrowers. Borrowers shall execute such instruments as Lenders shall reasonably require to effectuate such assignment, transfer, pledge or other encumbrance.

      9.7. Confidentiality. Any obligations of confidentiality contained herein or in the Loan Documents, as they relate to the transactions contemplated by this Agreement and the other Loan Documents (the "TRANSACTION"), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

      9.8. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE EXCEPT FOR THOSE PROVISIONS IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE APPLICABLE PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE APPLICABLE PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

      9.9. Consent to Forum. BORROWERS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND THE STATE IN WHICH THE PROPERTY IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWERS AND BANK PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

      9.10. Limitation on Interest. Bank Parties, Borrowers and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrowers nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Bank Party or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Bank Party's or holder's option, promptly returned to the payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, the Bank Parties and Borrowers (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. As used in this section the term "applicable law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

      9.11. Termination; Limited Survival. In its sole and absolute discretion, Borrowers may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by Borrowers in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrowers, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

      9.12. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

      9.13. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

      9.14. Waiver of Jury Trial. BORROWERS AND BANK PARTIES HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWERS AND BANK PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK PARTIES TO ENTER INTO THIS AGREEMENT.

      9.15. USA Patriot Act Notification. Borrowers hereby acknowledges that Agent has notified Borrowers that pursuant to the requirements of the USA Patriot Act, the Bank Parties are required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow the Bank Parties to identify Borrowers in accordance with the USA Patriot Act.

      9.16. Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents. Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      9.17. Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by parties thereto, and may not be used for any other purpose.

      9.18. Brokerage Commissions. Borrowers and Agent, on behalf of Lenders, each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of the Loan Documents which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection with the Loan. Each party shall, and hereby agrees to, indemnify and hold the other party harmless from any liability, claims or losses arising by reason of any brokerage commissions. This provision shall survive repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW

                         SIGNATURE PAGE OF BORROWERS TO
                                 LOAN AGREEMENT

                                   AH BATTERY PARK OWNER, LLC, an Ohio
                                   limited liability company

                                   By: AH Battery Park Member, LLC, an Ohio
                                       limited liability company, its sole
                                       member and manager

                                       By: Alliance Holdings, Inc., a
                                           Pennsylvania corporation, its sole
                                           member and manager

                                           By: /s/ David B. Fenkell
                                               ---------------------------------
                                               David B. Fenkell, President

                     SIGNATURES CONTINUED ON FOLLOWING PAGE

                                   KG MISSOURI-CC OWNER, LLC, a Delaware
                                   limited liability company

                                   By: /s/ R. Stanley Young
                                       ---------------------------------
                                       R. Stanley Young, Vice President

                                   AH ILLINOIS OWNER, LLC, a Delaware limited liability company

                                   By: /s/ R. Stanley Young
                                       ---------------------------------
                                       R. Stanley Young, Vice President

                                   AH NORTH CAROLINA OWNER, LLC, a
                                   Delaware limited liability company

                                   By: /s/ R. Stanley Young
                                       ---------------------------------
                                       R. Stanley Young, Vice President

                                   AH OHIO-COLUMBUS OWNER, LLC, a
                                   Delaware limited liability company

                                   By: /s/ R. Stanley Young
                                       ---------------------------------
                                       R. Stanley Young, Vice President

                              Address for all Borrowers:
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue, Suite 1400
                              Chicago, Illinois 60611
                              Attention: R. Stanley Young and Deborah C. Paskin

               SIGNATURE PAGE OF GUARANTY BANK (LENDER AND AGENT)
                                TO LOAN AGREEMENT

                                   GUARANTY BANK, a federal savings bank, as Agent and Lender

                                   By: /s/ Jeff Ringwald
                                       ---------------------------------
                                       Jeff Ringwald, Vice President

                                   Address:
                                   8333 Douglas Avenue, Suite 1100
                                   Dallas, Texas  75225
                                   Attention: Senior Housing Lending Division

                           SIGNATURE PAGE OF GMACCM TO
                                 LOAN AGREEMENT

                                   GMAC COMMERCIAL MORTGAGE CORPORATION,
                                   a California corporation, as a Lender

                                   By: /s/ Monique Binler
                                       -----------------------------------------
                                       Name: Monique Binler
                                             -----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                   Address:

                                   GMAC Commercial Mortgage Corporation
                                   200 Witmer Road
                                   Horsham, Pennsylvania 19044-8015
                                   Attention: President

                                   With a copy of all notices to:

                                   GMAC Commercial Mortgage Corporation
                                   (Healthcare)
                                   8333 Douglas Avenue, Suite 1460
                                   Dallas, Texas  75225
                                   Attention: Monique Bimler, Senior Vice
                                   President
f
                        SIGNATURE PAGE OF GMACCM BANK TO
                                 LOAN AGREEMENT

                                   GMAC COMMERCIAL MORTGAGE BANK, a Utah
                                   industrial bank, as a Lender

                                   By: /s/ Beth Ann Heffmann
                                       -----------------------------------------
                                       Name: Beth Ann Heffmann
                                             -----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                   Address:
                                   GMAC Commercial Mortgage Bank
                                   6955 Union Bank Center, Suite 336
                                   Midvale, Utah  84047
                                   Attention: President

                                   With a copy of all notices to:

                                   GMAC Commercial Mortgage Bank
                                   200 Witmer Road
                                   Horsham, Pennsylvania 19044-8015
                                   Attention: Legal Department

                                   SCHEDULE 1

                             Loan Documents Schedule

1.  This Agreement

2.  Notes

3.  Security Instruments

4.  Assignments of Leases and Rents

5.  Certifications of Non-Foreign Status

6.  Notice and Agreement

7.  Environmental Indemnity Agreements

8.  Loans to One Borrower Certificates

9.  Financing Statements

10. Guaranty

11. Collateral Guaranty

12. Debt Service and Operating Deficit Guaranty

13. Subordinations of Management Agreement

14. Interest Rate Protection Consent

15. Pledge Agreement

16. Battery Park Loan Assignment

17. Notice of Insurance Forbearance

18. Patriot Act Certificates

19. Tax Certificates concerning Facility Battery Park

20. Interest Rate Protection Proceeds Pledge Agreement

                                 Schedule 1 - 1

                                   SCHEDULE 2

                                 Notes Schedule

                               [see attached page]

                                 Schedule 2 - 1

                                   SCHEDULE 3

                            Facility Reports Schedule

      Facility                                          Facility Report Information
    ------------                                        ---------------------------
                                  Preparer                        Date                        Project No.
                                  --------                        ----                        -----------
    Battery Park            LM Consultants, Inc.            December 6, 2004                   205.041.01

     Creve Coeur            LM Consultants, Inc.            November 29, 2004                  205.041.02

     Glen Ellyn             LM Consultants, Inc.            November 29, 2004                  205.041.03

       Raleigh              LM Consultants, Inc.            November 29, 2004                  205.041.04

      Trillium              LM Consultants, Inc.            November 29, 2004                  205.041.05

                                 Schedule 3 - 1

                                   SCHEDULE 4

                      Battery Park Purchased Loan Documents

1.    Loan Commitment dated 6/30/99

2.    Letter regarding agreement to provide a letter of credit dated 9/___/02
      [sic]

3. Building Loan Mortgage, Security Agreement and Assignment of Leases and Rents (Leasehold) dated 8/24/99

4.    Statement of Darryl W. Copeland, Jr. dated 8/23/99

5.    Soft Cost Loan Agreement dated 8/24/99

6.    Building Loan Agreement dated 8/24/99

7.    Building Loan Promissory Note for $7,421,150.94 dated 8/24/99

8.    Building Loan Promissory Note for $12,615,956.60 dated 8/24/99

9.    Building Loan Promissory Note for $16,419,296.46 dated 8/24/99

10.   Subordination of Management Agreement dated 6/14/01

13.   Second Amendment to Building Loan Promissory Note dated 6/14/01

14.   Second Amendment to Soft Cost Loan Promissory Note dated 6/14/01

15.   First Amendment to New York Lien Law Statement dated 6/13/01

16.   Standby Letter of Credit dated 6/13/01

17.   Affidavit Under Section 255 of the Tax Law of New York dated 6/14/01

18.   Second Amended and Restated Indemnity Agreement dated 6/14/01

19.   Acknowledgement and Agreement dated 6/14/01

20.   First Amendment to Soft Cost Loan Agreement dated 3/30/01

21.   First Amendment to Building Loan Agreement dated 3/30/01

22.   First Amendment to Building Loan Promissory Note dated 3/30/01

23.   First Amendment to Building Loan Promissory Note dated 3/30/01

24.   First Amendment to Soft Cost Loan Agreement dated 3/30/01

25.   First Amendment to Soft Cost Loan Promissory Note dated 3/30/01

26.   Schedule to the Master Agreement dated 8/18/99

27.   Amendment dated June 11, 2001 to the ISDA Master Agreement

28. First Amendment to Building Loan Mortgage, Security Agreement and Assignment of Leases and Rents (Leasehold) dated 6/14/01

29.   Purchase of Mezzanine Loan dated 12/31/02

30.   Allonge dated 3/31/00

31.   Assignment of Loan and Collateral Security Documents dated 3/31/00

32.   Equity Partnership Agreement dated 12/31/02

33.   September 11 Environmental Indemnity Agreement dated 12/31/02

34.   UCC filed 3/23/00

35.   Agreement of Principals dated 3/31/00

36.   Intercreditor and Subordination Agreement dated 3/31/00

37.   Agreement Regarding Option Agreements and Subordination of Liens dated
      3/31/00

                                 Schedule 4 - 1

38.   Acknowledgement and Agreement dated 6/14/01

39.   Letter regarding evacuation after 9/11 dated 9/18/01.

40.   Letter regarding consent to an exclusive rental agency agreement dated
      7/10/01

41.   Omnibus Agreement dated 6/14/01

42.   Second Amendment to Building Loan Agreement dated 6/14/01

43.   Second Amendment to Soft Cost Loan Agreement dated 6/14/01

44.   Exhibit H - Form of Release (undated)

45.   Soft Cost Promissory Note dated 8/24/99

46.   Second Amendment to Soft Cost Promissory Note

47.   Second Amendment to Building Loan Promissory Note

48.   UCC filing securing KCCI's interest in Battery Park

49.   Payment Guaranty dated 8/24/99

50.   Assignment of Contracts, Permits, Licenses and Approvals

51.   Completion Guaranty dated 8/24/99

52.   Operating Deficit Guaranty dated 8/24/99

53.   Environmental Indemnity Agreement dated 8/24/99

56.   Certification concerning copies of original documents dated 9/02

57.   Soft Cost Loan Promissory Note dated 8/24/99

60.   Security Agreement dated 8/24/99

61. Soft Cost Mortgage, Security Agreement and Assignment of Leases and Rents dated 8/24/99

62.   Soft Cost Promissory Note dated 8/24/99

63.   First Amendment to Security Agreement dated 6/14/01

64.   Amended and Restated Completion Guaranty dated 6/14/01

65. First Amendment to Soft Cost Mortgage, Security Agreement and Assignment of Leases and Rents dated 6/14/01

66.   Amended and Restated Payment Guaranty

67.   Amended and Restated Operating Deficit Guaranty

68.   UCC financing statement filed 11/19/99

69.   Agreement for Amendment of Documents filed 6/14/01

70.   Second Amendment to Soft Cost Loan Promissory Note dated 6/14/01

71.   Second Amendment to Building Loan Promissory Note dated 6/14/01

                                 Schedule 4 - 2

                                   SCHEDULE 5

                             Insurance Requirements

The following types of insurance policies and coverages must be obtained at Borrower's expense, which policies and coverages must be acceptable to Lenders' insurance consultant in its sole discretion:

Comprehensive "all risk" or "special" perils cause of loss insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of each Facility, which replacement cost shall be determined by the "Insurable Value" or "Cost Approach to Value" reflected in the most recent Lender-approved appraisal for each Facility, without deduction for depreciation. Such insurance shall also include (a) an agreed insurance amount endorsement waiving all co-insurance provisions, and (b) an "Ordinance or Law Coverage" endorsement if any Facility or the use thereof shall constitute a legal non-conforming structure or use.

Commercial general liability insurance against claims for sexual harassment, abuse of residents and/or patients, personal injury, bodily injury, death or property damage, in or about each Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate with a $10,000,000.00 umbrella coverage.

Professional liability insurance against claims for personal injury, bodily injury or death, in or about each Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate.

Business interruption income insurance for each Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of such Facility for a period of eighteen (18) months as projected by Lender, containing a 180-day extended period of indemnity endorsement.

Flood Hazard insurance if any portion of the improvements is located in a federally designated "special flood hazard area" and in which flood insurance is available. In lieu thereof, Lender will accept proof, satisfactory to it in its sole discretion, that the improvements are not within the boundaries of a designated area.

Workers' compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer's liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to each Facility.

Comprehensive boiler and machinery insurance, including property damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of each Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to such Facility. Such insurance coverage shall include a "joint loss" clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive "all risk" insurance described above.

                                 Schedule 5 - 1

During the period of any construction and/or renovation of capital improvements with respect to any Facility or any new construction at any Facility, builder's risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal to the amount of the general contract plus the value of any existing trust note for improvements and materials stored on or off the Property, including "soft cost" coverage.

Such other insurance coverage as may be required by Lender at any time during the Loan term in the reasonable discretion.

Borrower is required to provide Lender with original renewals or replacements of such insurance policies or certificates during the term of the Loan.

If any Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrower's expense. Each Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement. Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender.

All insurance policies shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its sole discretion. All such policies shall provide for loss payable solely to Lender and shall contain a standard "non-contributory mortgagee" endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (aa) occupancy or use of any Facility for purposes more hazardous than those permitted by the terms of such policy, (bb) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default thereunder, or (cc) any change in title or ownership of any Facility.

All insurance policies must be written by an admitted carrier licensed in the State in which the applicable Facility is located and such insurance carrier must have a long-term senior debt rating of at least "AA" by Standard and Poor's Rating Service.

All liability insurance policies (including, but not limited to, general liability, professional liability and any applicable blanket and/or umbrella policies) must name all the Lenders, which currently are "Guaranty Bank, a federal savings bank, GMAC Commercial Mortgage Corporation, a California corporation, GMAC Commercial Mortgage Bank, a Utah industrial bank, and their respective successors and/or assigns, as their interest may appear" as additional insureds, and all property insurance policies must name all the Lenders, which currently are "Guaranty Bank, a federal savings bank, GMAC Commercial Mortgage Corporation, a California corporation, GMAC Commercial Mortgage Bank, a Utah industrial bank, and their respective successors and/or assigns" as a named mortgage holder entitled to all insurance proceeds. Lender shall have the right, without Borrower's consent, by notice to the insurance company, to change the additional insured and named mortgagee endorsements in connection with any sale of all or any portion of its interest in the Loan.

                                 Schedule 5 - 2

All insurance policies for the above required insurance must provide for thirty
(30) days prior written notice of cancellation to Lender.

Lender will not close the Loan unless, prior to the Closing Date, Lender shall have received the original, or a copy certified by the insurance agent, of the policy(ies) of insurance (insurance binders or certificates will not be accepted) and proof of payment of the first year's premium for all such insurance.

The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Agreement. In the event of any conflict, inconsistency or ambiguity between the provisions hereof and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions hereof shall control.

With respect to the foregoing requirements, the Lenders have entered into a Notice of Insurance Forbearance dated of even date herewith.

                                 Schedule 5 - 3

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                  Exhibit A - 1

                                    EXHIBIT B

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS
                                   (Borrowers)

      Reference is made to that certain Loan Agreement dated as of March ___, 2005 (as from time to time amended, the "AGREEMENT"), by and among AH BATTERY PARK OWNER, LLC, an Ohio limited liability company, KG MISSOURI-CC OWNER, LLC, a Delaware limited liability company, AH ILLINOIS OWNER LIMITED PARTNERSHIP, a Delaware limited partnership, AH NORTH CAROLINA OWNER LIMITED PARTNERSHIP, a Delaware limited partnership, AH OHIO-COLUMBUS OWNER, LLC, a Delaware limited liability company ("BORROWERS"), GUARANTY BANK, as Agent, and certain financial institutions ("LENDERS"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

      This Certificate is furnished pursuant to the Agreement. Together herewith the Borrowers are furnishing to Agent and Monitoring Agent Borrowers' financial statements (the "FINANCIAL STATEMENTS") as at ____________ and for the period then ended (the "REPORTING DATE"). Borrowers hereby represents, warrants, and acknowledges to Agent and each Lender that:

            (a) the officer of the Borrowers signing this instrument is the duly elected, qualified and acting ____________ of the Borrowers;

            (b) the Financial Statements present fairly and in accordance with GAAP the matters contained therein (as to statements to which GAAP applies), and are accurate and complete (as to statements to which GAAP does not apply);

            (c) on the Reporting Date the Loan Parties were, and on the date hereof, the Loan Parties are, in full compliance with the disclosure requirements of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[EXCEPT FOR DEFAULT(s) UNDER SECTION(s) ____________ OF THE AGREEMENT, WHICH *[IS/ARE] more fully described on a schedule attached hereto];

            (d) attached hereto is a list of any claims filed against the Borrowers' liability insurance policies during the Reporting Period; and

            (e) the following are true and correct calculations regarding the financial and occupancy covenants under the Agreement:

                                                                     Agreement
Covenant                              Actual Calculation            Requirement
--------                              ------------------            -----------
  Debt Coverage Ratio -
       Actual                                                     [see Agreement]

Debt Coverage Ratio - Extension
         [if necessary]                                           [see Agreement]

 Debt Coverage Ratio - Facility
     Release [if necessary]                                       [see Agreement]

  Debt Coverage Ratio - Notes
     Resize [if necessary]                                        [see Agreement]

        Occupancy Ratio
                                                                  [see Agreement]

      The officer of the Borrowers signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

      IN WITNESS WHEREOF, this instrument is executed as of ____________, _____.

                            [INSERT SIGNATURE BLOCK]